Exhibit 2.3

QIAGEN FINANCE (LUXEMBOURG) S.A.

as Company,

QIAGEN N.V.,

as Guarantor,

DEUTSCHE TRUSTEE COMPANY LIMITED,

as Trustee,

DEUTSCHE BANK AG, acting through its London branch,

as Principal Paying Agent, Conversion Agent and Transfer Agent,

and

DEUTSCHE BANK LUXEMBOURG S.A.,

as Security Registrar, Luxembourg Paying Agent,

Luxembourg Conversion Agent and Luxembourg Transfer Agent

INDENTURE

Dated as of August 18, 2004

1.5% Senior Convertible Notes due 2024

i

ARTICLE 11

REDEMPTION OF SECURITIES

Section 11.1.	Redemption at the Option of the Company.	61
Section 11.2.	Election To Redeem; Notice to Trustee.	61
Section 11.3.	Notice of Redemption.	61
Section 11.4.	Deposit of Redemption Price.	62
Section 11.5.	Securities Redeemed.	62

ARTICLE 12

REDEMPTION AT THE OPTION OF HOLDERS ON SELECTED DATES

Section 12.1.	Right to Require Redemption on Certain Dates.	63
Section 12.2.	Notices; Method of Exercising Redemption Right, Etc.	63
Section 12.3.	Deposit of Optional Redemption Price.	64
Section 12.4.	Securities Redeemed.	64

ARTICLE 13

REDEMPTION AT THE OPTION OF HOLDERS UPON CHANGE OF CONTROL

Section 13.1.	Purchase of Securities at Option of the Holder upon Change of Control.	65
Section 13.2.	Effect of Change of Control Purchase Notice.	66
Section 13.3.	Deposit of Change of Control Purchase Price.	67
Section 13.4.	Securities Purchased in Part.	67
Section 13.5.	Compliance with Securities Laws upon Purchase of Securities.	68
Section 13.6.	Repayment to the Company.	68

ARTICLE 14
RESERVED

ARTICLE 15
MEETINGS OF HOLDERS OF SECURITIES

Section 15.1.	Purposes for Which Meetings May Be Called.	68
Section 15.2.	Call, Notice and Place of Meetings.	68
Section 15.3.	Persons Entitled To Vote at Meetings.	69
Section 15.4.	Quorum; Action.	69
Section 15.5.	Determination of Voting Rights; Conduct and Adjournment of Meetings.	70
Section 15.6.	Counting Votes and Recording Action of Meetings.	70

ARTICLE 16
GUARANTEE AND INDEMNITY

Section 16.1.	The Guarantee.	71

EXHIBIT A	FORM OF SECURITY
EXHIBIT B	FORM OF GUARANTEE

v

INDENTURE, dated as of August 18, 2004 (the “Indenture”), among QIAGEN FINANCE (LUXEMBOURG) S.A., a Luxembourg corporation (hereinafter QIAGEN called the “Company”), having its principal executive office located at 3, rue Adames, L-1114, Luxembourg, facsimile 352 45 41 37, QIAGEN N.V., a company organized under the laws of The Netherlands (hereinafter called the “Guarantor”), having its principal executive office at Spoorstraat 50, KJ 5911 Venlo, The Netherlands, facsimile 31 77 320 8409, Deutsche Bank AG, a corporation domiciled in Frankfurt am Main, Germany, operated in the United Kingdom under branch registration number BR 00005, acting through its London branch at Winchester House, 1 Great Winchester Street, London EC2N 2DB, United Kingdom, Deutsche Bank Luxembourg S.A., a société anonyme organized under the laws of Luxembourg and Deutsche Trustee Company Limited, a company incorporated under the laws of England and Wales, as Trustee (hereinafter called the “Trustee”), having its Corporate Trust Office located at Winchester House, 1 Great Winchester Street, London, EC2N 2DB, United Kingdom, facsimile 44 20 7547 6149.

RECITALS

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of its 1.5% Senior Convertible Notes due 2024 (hereinafter called the “Securities”), unlimited as to principal amount, to bear such rates of interest, to mature at such time or times, and to have such other provisions as shall be fixed as hereinafter provided.

The Company has duly authorized the execution and delivery of this Indenture. All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

The Guarantor has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Guarantee and the indemnity provided for herein. All things necessary to make this Indenture a valid agreement of the Guarantor, in accordance with its terms, have been done and all things necessary to provide for the issuance of Shares (as defined herein) upon conversion of Securities in accordance with the terms of this Indenture have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders (as defined herein) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1. Definitions. Except as otherwise expressly provided in or pursuant to this Indenture or unless the context otherwise requires, for all purposes of this Indenture:

(1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(3) any action that the Guarantor or the Company is prevented from taking “directly or indirectly” under this Indenture includes, without limitation, any such action taken on behalf of the Guarantor or the Company by any of the Subsidiaries or Affiliates of the Guarantor or the Company;

(4) the words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(5) the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both,” not “either A or B but not both”).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.

“Agent” means any of the Principal Paying Agent, Conversion Agent, Transfer Agent, Security Registrar, Luxembourg Paying Agent, Luxembourg Conversion Agent or Luxembourg Transfer Agent.

“Applicable Procedures” means, with respect to any conversion of, or transfer or exchange of or for, beneficial interests in any Global Security, the rules and procedures of Euroclear and Clearstream that apply to such conversion, transfer or exchange at the relevant time.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.11 to act on behalf of the Trustee to authenticate the Securities.

“Authorized Newspaper” means a newspaper, in an official language of the place of publication or in the English language, customarily published on each day that is a Business Day in the place of publication, whether or not published on days that are Legal Holidays in the place of publication, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any day that is a Business Day in the place of publication.

“Authorized Director” means, with respect to the Company or the Guarantor, each managing director or director, as appropriate, individually and any other individual granted authority to act on behalf of the Guarantor pursuant to a power of attorney.

“Board of Directors” means, with respect to any Person, the board of directors of such Person or any committee of that board duly authorized to act generally or in any particular respect for such Person, including with respect to the Guarantor, the Managing Board or Supervisory Board as appropriate.

“Board Resolution” means a copy of one or more resolutions, certified by the Chairman or the Secretary of the Board of Directors of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification, delivered to the Trustee.

“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in the City of New York, London, The Netherlands, Germany or Luxembourg are authorized or obligated by law, regulation or executive order to close.

“Calculation Agent” means any agent as appointed by the Guarantor to perform the function of calculation agent. The Guarantor may also act as calculation agent.

“Capital Stock” means any and all shares (including ordinary shares or American Depository Receipts), interests, participations or other equivalents however designated of capital stock or other equity participations, including partnership interests, whether general or limited, of a person (collectively, an “equity interest”) and any and all rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such person.

“Capitalized Lease Obligation” means an obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with such principles.

“Cash Dividend” means an amount of cash per share equal to the amount of any cash dividend paid or payable on a Conversion Security (including a dividend permitting but not requiring the holder of such Conversion Security to elect to receive such dividend in additional Conversion Securities) prior to the deduction of any withholding tax.

“Change of Control” means that at any time after the Securities are originally issued that (a) any person, who, at August 18, 2004 does not have, and would not be deemed to have, Control of the Guarantor, acquires Control of the Guarantor; (b) the Guarantor sells, leases or transfers all or substantially all of its assets (in each case, determined on a consolidated basis) to any other person; or (c) any person acquires the beneficial ownership of the Guarantor’s share capital which confers the right to cast more than 50% of the votes which are entitled to be cast at the general meeting of the Guarantor’s shareholders. However, Change of Control will not be deemed to have occurred (i) solely as a result of the issuance or transfer, with co-operation, of any preference shares in the Guarantor’s capital or (ii) if the holders of the Guarantor’s capital stock immediately prior to a Change of Control possess more than 50% of the voting securities of the surviving entity (or parent, if any) immediately after such Change of Control. For the avoidance of doubt, in respect of situations described in (a) above, the holdings of capital stock prior to a Change of Control will be judged as at August 18, 2004. If an event occurred that would otherwise constitute a Change of Control described in (a) or (c) above, and the Foundation exercised its option within 14 calendar days after the date that the Guarantor’s Supervisory Board is made aware of such event (but in any case not more than 30 calendar days after such event), then a Change of Control will not be deemed to have occurred; provided, however, that if the preference shares issued to the Foundation are later redeemed upon order of a court, or at the initiative of the Foundation or the Guarantor, and the circumstances which would have constituted a Change of Control under (a) or (c) above but for the exercise of the Foundation’s option continue to exist, then a Change of Control shall be deemed to have occurred as of the date of the redemption of such preference shares.

“Clearing Agency” means each of Euroclear and Clearstream, and together, the “Clearing Agencies.”

“Clearstream” means Clearstream Banking, société anonyme, or its successors.

“Closing Price” means, (i) with respect to the Conversion Securities, for any Conversion Business Day, the market price per such Conversion Security quoted at the close of business on the Nasdaq National Market System on such day or (ii) with respect to any right, warrant or other security, for any Business Day, the market price per right, warrant or other security quoted at the close of business on the principal exchange on which such right, warrant or other security is traded on such day.

“Control” means the right to appoint and/or remove all or the majority of the members of the Supervisory Board (raad van commissarissen), the Managing Board (raad van bestuur) or another of our governing bodies whether obtained directly or indirectly, and whether obtained by ownership of share capital, the possession of voting rights, contract or otherwise.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under such Act, then the body performing such duties at such time.

“Common Shares” means the New York registry ordinary shares of Capital Stock of the Guarantor, par value €0.01 per share.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person, and any other obligor upon the Securities.

“Company Request” and “Company Order” mean, respectively, a written request or order, as the case may be, signed in the name of the Company by an Authorized Director, and delivered to the Trustee.

“Conversion Agent” means any Person authorized by the Guarantor to convert Securities on behalf of the Guarantor pursuant to Article 17.

“Conversion Business Day” means any calendar day other than a Saturday or Sunday that is (or, but for the occurrence of a Market Disruption Event, would have been) a trading day on the Nasdaq National Market System other than a calendar day on which trading is scheduled to close prior to the regular weekday closing time.

“Conversion Price” means an amount equal to $1,000 divided by the Conversion Ratio.

“Conversion Securities” means common shares and/or, as the context may require, any spin-off securities, reclassified securities or equity securities to be delivered on exercise of conversion securities.

“Corporate Trust Office” means the registered office of the Trustee which office at the date of original execution of this Indenture is located at Winchester House, 1 Great Winchester Street, London EC2 2DB, United Kingdom, Attention: The Managing Director, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor trustee.

“Corporation” includes corporations and limited liability companies and, except for purposes of Article 8, associations, companies and business trusts.

“Current Market Price” means, at a particular date, the arithmetical mean of the Sale Prices of the Common Shares for each of the five consecutive Trading Days preceding and ending on the Trading Day immediately preceding such date. If no such Sale Prices are available, the Current Market Price on such date shall be the fair value of a Common Share as reasonably determined in good faith by the Board of Directors of the Guarantor, whose determination shall be conclusive evidence of such Fair Market Value and which shall be evidenced by a Director’s Certificate of the Guarantor delivered to the Trustee.

“Director’s Certificate” means a certificate signed by an Authorized Director that is delivered to the Trustee.

“Distribution Compliance Period” means the 40-day restricted period as defined in Regulation S.

“Dollars” or “$” means a dollar or other equivalent unit of legal tender for payment of public or private debts in the United States of America.

“Euro” or “€” means a euro or other equivalent unit of legal tender for payment of public or private debts in the European Union.

“Euroclear” means Euroclear S.A./N.V., as operator of the Euroclear System, or its successors in such capacity.

“European Union country” means any member country of the European Union as of the date of this Indenture, not including Greece or Portugal.

“Event of Default” has the meaning specified in Section 5.1.

“Ex-Dividend Date” means the first date upon which a sale of registered Common Shares does not automatically transfer the right to receive the relevant distribution from the seller of such registered Common Shares to its buyer.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” means, with respect to any property, the fair market value of that property as determined in good faith by the Calculation Agent, in consultation with two investment banks of international repute selected by the Guarantor; provided, that (i) the fair market value of a Cash Dividend per conversion security shall be the amount of the Cash Dividend per conversion security; and (ii) where rights, warrants or other securities are publicly traded in a market of adequate liquidity (as determined in good faith by the Calculation Agent in consultation with two investment banks of international repute selected by the Guarantor), the Fair Market Value of such rights, warrants or other securities shall equal the arithmetic mean of the daily Closing Prices of such rights, warrants or other securities during the eight Business Day period commencing on the first Business Day such rights, warrants or other securities are publicly traded, or such shorter period as such rights, warrants or other securities are publicly traded.

“Foundation” means the Stichting Preferente Aandelen QIAGEN.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.

“Government Obligations” means securities which are (i) direct obligations of the United States of America, where the payment or payments thereunder are supported by the full faith and credit of such government or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America, and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.

“Group” shall have the meaning contemplated by subsection (b) of Rule 13d-5 of the Securities Exchange Act of 1934, as amended.

“Guarantee” means the unconditional guarantee of the payment of the principal of, any premium or interest on the Securities by the Guarantor, as more fully set forth in Article 16.

“Guarantee Obligations” means all obligations of every nature of the Guarantor from time to time owing to the Holders and the Trustee under this Indenture and the Securities (including its Guarantee), whether for principal, premium, interest, fees, penalties, expenses, indemnities, damages or otherwise.

“Guarantor” means the Person named as the “Guarantor” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Guarantor” shall mean such successor Person.

“Guarantor Request” and “Guarantor Order” mean, respectively, a written request or order, as the case may be, signed in the name of the Guarantor by an Authorized Director and delivered to the Trustee.

“Guarantor’s Board Resolution” means a copy of one or more resolutions, certified by a managing director of the Guarantor to have been duly adopted by the Guarantor’s Supervisory Board or Managing Board, as appropriate, and to be in full force and effect on the date of such certification, delivered to the Trustee.

“Holder” means the Person in whose name a Security is registered in the Security Register.

“Indebtedness” means, with respect to any Person, (i) the principal of and any premium and interest on (a) indebtedness of such Person for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capitalized Lease Obligations of such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) all obligations of the type referred to in clauses (i) through (iv) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable as obligor, guarantor or otherwise; (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and (vii) any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as Indebtedness in clauses (i) through (vi) above.

“Indenture” means this instrument as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Interest” means interest payable on the Securities.

“Interest Payment Date” with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Investment” by any Person in any other Person means any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account of others), or any purchase or acquisition by such Person of Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, such other Person.

“ISIN number” means the alphanumeric designation assigned to a Security by Standard & Poor’s Ratings Service, CUSIP Service Bureau.

“Issue Date” means the date of the first issuance of Securities under this Indenture.

“Local Banking Day” means any day that banks are open for business in London.

“Legal Holiday” means any day that is not a Business Day.

“Lien” means any mortgage, pledge, lien, security interest or other encumbrance.

“Listed Equity Securities” means common equity securities traded on a European or United States national securities exchange or quoted on the Nasdaq National Market System.

“Luxembourg Paying Agent” means Deutsche Bank Luxembourg S.A., and any successor Luxembourg Paying Agent.

“Market Disruption Event” means, for any Conversion Business Day, any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) (i) in the Conversion Securities on the Nasdaq National Market System occurring or existing during the one-half hour period immediately prior to the close of business or (ii) in any options contracts or futures contracts relating to the Conversion Securities on the Nasdaq National Market System or other exchange if, in any such case, such suspension or limitation is, in the good faith determination of the Guarantor, material.

“Market Value” means, with respect to any Listed Equity Security at any particular date, the volume weighed average trading prices of such Listed Equity Security for the five consecutive Trading Days preceding and ending on the Trading Day immediately preceding such date on the principal United States securities exchange or the Nasdaq National Market System on which such Listed Equity Security is then listed or admitted for trading, as applicable, or, if such Listed Equity Security is not then listed or admitted for trading on a U.S. national or regional securities exchange or on the Nasdaq National Market System, the volume weighted average prices of such Listed Equity Security for the five consecutive Trading Days preceding and ending on the Trading Day immediately preceding such date on the principal European securities exchange on which such Listed Equity Security is then listed or admitted for trading.

“Maturity”, with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as provided in or pursuant to this Indenture, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise, and includes the Redemption Date.

“Material Subsidiary” means a subsidiary that, on a non-consolidated basis, has combined third-party revenues (from non-affiliated parties) prepared in accordance with accounting principles generally accept in the United States, in excess of 20% of the consolidated revenues of the Guarantor and its affiliates for the most recently completed fiscal year.

“Merger Date” means, in respect of any Merger Event, the date on which all holders of the Conversion Securities (other than, in the case of a takeover offer, any Conversion Securities owned or controlled by the offeror) have agreed or irrevocably become obligated to transfer their Conversion Securities.

“Merger Event” means any (i) consolidation, amalgamation or merger with or into another entity (other than a consolidation, amalgamation or merger where the Guarantor is the continuing entity) or (ii) a statutory split up (Juridische splitsing) (other than a spin-off event).

“Obligations” means all obligations of every nature of the Company from time to time owing to the Holders and the Trustee under this Indenture and the Securities, whether for principal, premium, interest, fees, penalties, expenses, indemnities, damages or otherwise.

“Office” or “Agency”, with respect to any Securities, means an office or agency of the Company and the Guarantor maintained or designated in a Place of Payment for such Securities pursuant to Section 10.2 or any other office or agency of the Company and the Guarantor maintained or designated for such Securities pursuant to Section 10.2 or, to the extent designated or required by Section 10.2 in lieu of such office or agency, the Corporate Trust Office of the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company or the Guarantor, as the case may be, or other counsel who shall be reasonably acceptable to the Trustee.

“Outstanding”, when used with respect to any Securities, means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:

(a) any such Security theretofore canceled by the Principal Paying Agent or delivered to the Principal Paying Agent for cancellation;

(b) any such Security for whose payment at the Maturity thereof money in the necessary amount has been theretofore deposited pursuant hereto (other than pursuant to Section 4.2) with the Trustee or any Paying Agent (other than the Guarantor or any of its Affiliates) in trust for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(c) any such Security with respect to which the Company or the Guarantor has effected defeasance pursuant to the terms hereof, except to the extent provided in Section 4.2;

(d) any such Security which has been paid pursuant to Section 3.6 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, unless there shall have been presented to the Trustee proof satisfactory to it that such Security is held by a bona fide purchaser in whose hands such Security is a valid obligation of the Company; and

(e) any such Security converted as contemplated by this Indenture;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders of Securities for quorum purposes, Securities owned by the Company, the Guarantor or any other obligor upon the Securities or any Affiliate of the Company, the Guarantor or such other obligor, shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which shall have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee (A) the pledgee’s right so to act with respect to such Securities and (B) that the pledgee is not the Company, the Guarantor or any other obligor upon the Securities or an Affiliate of the Company, the Guarantor or such other obligor.

“Paying Agent” means the Principal Agent, any successor thereof and the Luxembourg Paying Agent, any successor thereof, and any other Person (including the Company acting as Paying Agent authorized by the Company to pay the principal of (and premium, if any) or interest, if any, on any Securities on behalf of the Company.

“Person” means any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organization, trust, Group, state or agency of a state, in each case whether or not being a separate legal entity. The term Person does not include the Guarantor’s Supervisory Board (raad van commissarissen), Managing Board (raad van bestuur) or any other governing board and does not include direct or indirect subsidiaries of the Guarantor.

“Place of Payment” means the place or places where the principal of, or any premium or interest on, the Securities are payable as provided in or pursuant to this Indenture and the Securities. Payments with respect to definitive registered Securities, if any, will only be made at the corporate trust office of the Principal Paying Agent or the Luxembourg Paying Agent.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same Indebtedness as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in exchange for or in lieu of a lost, destroyed, mutilated or stolen Security shall be deemed to evidence the same Indebtedness as the lost, destroyed, mutilated or stolen Security.

“Preferred Stock” in respect of any Corporation means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Corporation, over shares of Capital Stock of any other class of such Corporation.

“Principal Paying Agent” means Deutsche Bank AG, acting through its London branch, and any successor principal paying agent.

“Principal Property” means any contiguous or proximate parcel of real property owned by, or leased to, the Guarantor or any of the Restricted Subsidiaries, and any equipment located at or comprising a part of any such property, having a gross book value (without deduction of any depreciation reserves) as of the date of determination, in excess of 1.0% of Consolidated Net Tangible Assets.

“Redemption Date”, with respect to any Security or portion thereof to be redeemed pursuant to Section 11, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, with respect to any Security or portion thereof to be redeemed, means the price at which it is to be redeemed as determined by or pursuant to Article 11.

“Relevant Indebtedness” means any indebtedness for borrowed money in the form of or represented by, bonds, notes, debentures or other securities which, in each case, are to be quoted or listed, or are ordinarily dealt in or traded, on any stock exchange, over-the-counter or other securities market (whether or not initially distributed by way of private placement), but excluding any such indebtedness which has a stated maturity not exceeding one year.

“Regular Record Date” for the interest payable on any Security on any Interest Payment Date therefor means the date, if any, specified in such Security as the “Regular Record Date”.

“Regulation S” means Regulation S promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

“Responsible Officer” means any vice president, any assistant vice president, any assistant treasurer, or any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Sale Price” means, at any date, the volume weighted average trading prices of the Common Shares on the Nasdaq National Market System on such date, or, if the Common Shares are not listed or admitted for trading on the Nasdaq National Market System on such date, the volume weighted average trading prices of the Common Shares on such date on the principal securities exchange on which the Common Shares are listed or admitted for trading on such date and, if the prices on such exchange are quoted in a currency other than the U.S. dollar, such price shall be converted into Dollars at the mid-market spot exchange rate as of the close of business on the Business Day immediately preceding such date, as published in a widely recognized source selected by the Guarantor.

“Security” or “Securities” means the notes, as amended or supplemented from time to time in accordance with the terms hereof, authenticated and delivered under this Indenture.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.5.

“Shares” means the Nasdaq National Market registered Common Shares of the Guarantor that will be delivered upon conversion of a Security.

“Special Record Date” for the payment of any Defaulted Interest on any Security means a date fixed by the Company pursuant to Section 3.7.

“Stated Maturity”, with respect to any Security or any installment of principal thereof or interest thereon, means, with respect to the principal amount of such Security, August 18, 2024, and with respect to interest on such Security, the date established by or pursuant to this Indenture or such Security as the fixed date on which such installment of interest is, due and payable.

“Subsidiary” means, any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors are at the time directly or indirectly owned.

“Total Consideration” means, in connection with any Change of Control, the value in U.S. dollars of all shares, securities, other instruments or other assets issued or paid to the holders of Common Shares in connection with such Change of Control.

“Trading Day” means each day on which the securities exchange or quotation system which is used to determine a Current Market Price, a Market Price or a Sale Price is open for trading or quotation.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such with respect to the Securities pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean each Person who is then a Trustee hereunder.

“United States” or “U.S.”, except as otherwise provided in or pursuant to this Indenture or the Securities, means the United States of America (including the states thereof and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.

“Valid Date” means any Conversion Business Day on which there is no market disruption event.

“Vice President”, when used with respect to the Company, the Guarantor or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “Vice President”.

Section 1.2. Other Defined Terms.

Term	Defined in Section
“Act”	1.5
“Change of Control Purchase Date”	13.1(a)
“Change of Control Purchase Notice”	13.1(c)
“Change of Control Purchase Price”	13.1(a)
“Common Depositary”	2.3
“Conversion Date”	17.1
“Conversion Ratio”	17.1
“covenant defeasance”	4.2(3)
“Defaulted Interest”	3.7
“defeasance”	4.2(2)
“Event of Default”	5.1
“Expiration Time”	17.10
“Global Security”	2.3
“Judgment Currency”	1.16
“new securities”	17.11(i)
“New York Banking Day”	1.16
“Notice of Default”	5.1
“other consideration”	17.11(ii)
“Optional Redemption Date”	12.1
“Optional Redemption Price”	12.1
“Purchased Shares”	17.10
“reclassification”	17.9(3)
“reclassified securities”	17.9(3)
“Regulation S Global Security”	2.3
“Regulation S Legend”	3.4(ii)
“Relevant Date”	10.10
“Required Currency”	1.16
“Required Holders”	9.2
“Securities Act”	3.4(ii)
“Security Register”	3.5
“Security Registrar”	3.5
“spin-off event”	17.9(1)
“spin-off securities”	19.9(1)

Section 1.3. Compliance Certificates and Opinions.

Except as otherwise expressly provided in this Indenture, upon any application or request by the Company or the Guarantor to the Trustee to take any action under any provision of this Indenture, the Company or the Guarantor, as the case may be, shall furnish to the Trustee a Director’s Certificate of the Company or the Guarantor, as applicable, stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents or any of them is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that the individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and

(4) a statement as to whether, in the opinion of such individual, such condition or covenant has been complied with.

Section 1.4. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of a Director of the Company or the Guarantor may be based, insofar as it relates to legal matters, upon an Opinion of Counsel; provided that such director, after reasonable inquiry, has no reason to believe and does not believe that the Opinion of Counsel with respect to the matters upon which his certificate or opinion is based is erroneous. Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, a director or managing directors (as applicable) of the Company or the Guarantor, as the case may be, stating that the information with respect to such factual matters is in the possession of the Company or the Guarantor, as the case may be; provided that such counsel, after reasonable inquiry, has no reason to believe and does not believe that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture or the Securities, they may, but need not, be consolidated and form one instrument.

Section 1.5. Acts of Holders.

(1) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by or pursuant to this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company or the Guarantor or both of them. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee, the Company and the Guarantor and any agent of the Trustee, the Company or the Guarantor, if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 15.6.

Without limiting the generality of this Section 1.5, unless otherwise provided in or pursuant to this Indenture, a Holder, including a Clearing Agency that is a Holder of a Global Security, may make, give or take, by a proxy or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other Act provided in or pursuant to this Indenture to be made, given or taken by Holders, and a Clearing Agency that is a Holder of a Global Security may provide its proxy or proxies to the beneficial owners of interests in any such Global Security through such Clearing Agency’s standing instructions and customary practices.

The Company shall fix a record date for the purpose of determining the Persons who are beneficial owners of interest in any Global Security held by a Clearing Agency entitled under the procedures of such Clearing Agency to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other Act provided in or pursuant to this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other Act, whether or not such Holders remain Holders after such record date.

The fact and date of the execution by any Person of any such instrument or writing referred to in this Section 1.5 may be proved in any reasonable manner; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section.

(2) The ownership, principal amount and serial numbers of Securities held by any Person, and the date of the commencement and the date of the termination of holding the same, shall be proved by the Security Register.

(3) If the Company or the Guarantor shall solicit from the Holders of any Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company or the Guarantor, as the case may be, may at its option (but is not obligated to), by Board Resolution or Guarantor’s Board Resolution, as the case may be, fix in advance a record date for the determination of Holders of Securities entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of Securities of record at the close of business on such record date shall be deemed to be Holders for the purpose of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date.

(4) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee, any Security Registrar, any Paying Agent, the Guarantor or the Company in reliance thereon, whether or not notation of such Act is made upon such Security.

Section 1.6. Notices, etc. to Trustee, Company and Guarantor

Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder, the Guarantor or the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or by facsimile, at the facsimile number of the Trustee specified in the first paragraph of this Indenture or at any other facsimile number previously furnished in writing to any Holder, the Guarantor or the Company, as the case may be, provided that any notice by facsimile shall be deemed received twenty-four hours after the time stamp on the facsimile confirmation receipt indicating delivery of the facsimile and that a copy of any notice by facsimile shall be mailed promptly after the delivery of the facsimile notice, first-class postage prepaid, to the party to which the facsimile was addressed. Failure to provide a copy of any such facsimile by mail will not invalidate the facsimile notice.

(2) the Company or the Guarantor, as the case may be, by the Trustee or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or by facsimile, to the Company or the Guarantor, as the case may be, addressed to the attention of its Treasurer, with a copy to the attention of its General Counsel, at the address of its principal office or facsimile number, as applicable, specified in the first paragraph of this Indenture or at any other address or facsimile number, as applicable, previously furnished in writing to the Trustee by the Company or the Guarantor, as the case may be; provided that any notice by facsimile shall be deemed received twenty-four hours after the time stamp on the facsimile confirmation receipt indicating delivery of the facsimile and that a copy of any notice by facsimile shall be mailed promptly after the delivery of the facsimile notice, first-class postage prepaid, to the party to which the facsimile was addressed. Failure to provide a copy of any such facsimile by mail will not invalidate the facsimile notice.

Section 1.7. Notice to Holders of Securities; Waiver

Except as otherwise expressly provided in or pursuant to this Indenture, where this Indenture provides for notice to Holders of Securities of any event, such notice shall be sufficiently given to Holders of Securities if in writing and mailed, first-class postage prepaid, to each Holder of a Security affected by such event, at the address of such Holder as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Such notice shall be deemed to have been given when such notice is mailed. If and for so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange so require, such notice shall be published in the Luxemburger Wort or such other financial newspaper having a general circulation in Luxembourg and Europe (in which case, notices will be deemed to have been given on the date of such publication).

In any case where notice to Holders of Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Security shall affect the sufficiency of such notice with respect to other Holders of Securities. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided. In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 1.8. Obligation and Duties of the Agents; No Expense of the Agents.

The obligations and duties of the Agents under this Indenture shall be several and not joint. The Agents are not under any obligation to take any action under this Agreement which may involve them in any expense or liability, the payment of which within a reasonable time is not, in their opinion, assured to it.

Section 1.9. Language of Notices.

Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English language, except that, if the Company or the Guarantor, as the case may be, so elects, any published notice may be in an official language of the country of publication.

Section 1.10. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.11. Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not. All covenants and agreements in this Indenture by the Guarantor shall bind its successors and assigns, whether so expressed or not.

Section 1.12. Separability Clause.

In case any provision in this Indenture or any Security shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not in any way be affected or impaired thereby.

Section 1.13. Benefits of Indenture.

Nothing in this Indenture or any Security, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, any Authenticating Agent and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.14. Governing Law.

This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

The application of Articles 86-94-8 of the Luxembourg Law on Commercial Companies of 10th August 1915 (as amended) has been excluded in respect of the Securities.

Section 1.15. Legal Holidays.

Unless otherwise specified in or pursuant to this Indenture or any Securities, in any case where any Interest Payment Date, Stated Maturity or Maturity of any Security, or the last date on which a Holder has the right to convert Securities, shall be a Legal Holiday at any Place of Payment, then (notwithstanding any other provision of this Indenture or any Security (other than a provision in any Security that specifically states that such provision shall apply in lieu hereof)) payment need not be made at such Place of Payment on such date, and such Securities need not be converted on such date but such payment may be made, and such Securities may be converted, on the next succeeding day that is a Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or at the Stated Maturity or Maturity or on such last day for conversion, and no interest shall accrue on the amount payable on such date or at such time for the period from and after such Interest Payment Date, Stated Maturity, Maturity or last day for conversion or exchange, as the case may be, to such next succeeding Business Day.

Section 1.16. Counterparts.

This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 1.17. Judgment Currency.

The Company and the Guarantor each agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of, or premium or interest, if any, on the Securities (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the requisite amount of the Required Currency with the

Judgment Currency on the New York Banking Day preceding the day on which a final unappealable judgment is given and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with clause (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to be closed.

Section 1.18. No Security Interest Created.

Nothing in this Indenture or in any Securities, express or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect in any jurisdiction where property of the Company, the Guarantor or their respective Subsidiaries is or may be located.

Section 1.19. Limitation on Individual Liability.

No recourse under or upon any obligation, covenant or agreement contained in this Indenture or in any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder (except in a shareholder’s corporate capacity as Guarantor), member, director or employee, as such, past, present or future, of the Company or the Guarantor, as the case may be, either directly or through the Company or the Guarantor, as the case may be, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, members, directors or employees, as such, of the Company or the Guarantor, as the case may be, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Security or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, member, director or manager, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Security or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Security.

Section 1.20. Submission to Jurisdiction.

The Company and the Guarantor each agrees that any judicial proceedings instituted in relation to any matter arising under this Indenture or the Securities may be brought in any United States federal or New York State court sitting in the Borough of Manhattan, The City of New York, New York to the extent that such court has subject matter jurisdiction over the controversy, and, by execution and delivery of this Indenture, the Company and the Guarantor each hereby irrevocably accepts, generally and unconditionally, the jurisdiction of the aforesaid courts, acknowledges their competence and irrevocably agrees to be bound by any judgment rendered in such proceeding. The Company and the Guarantor each also irrevocably and unconditionally waives for the benefit of the Trustee and the Holders of the Securities any immunity from jurisdiction and any immunity from legal process (whether through service or notice, attachment prior to judgment, attachment in the aid of execution, execution or otherwise) in respect of this Indenture. The Guarantor hereby irrevocably designates and appoints for the benefit of the Trustee and the Holders of the Securities for the term of this Indenture Corporation Services Company, 1133 Avenue of the Americas, New York, New York, 10036, as its agent to receive on its behalf service of all process (with a copy of all such service of process to be delivered to the Chief Executive Officer, QIAGEN N.V., Spoorstraat 50, KJ 5911 Venlo, The Netherlands) brought against it with respect to any such proceeding in any such court in The City of New York, such service being hereby acknowledged by the Guarantor to be effective and binding service on it in every respect whether or not the Guarantor shall then be doing or shall have at any time done business in New York. The Company hereby irrevocably designates and appoints for the benefit of the Trustee and the Holders of the Securities for the term of this Indenture 1133 Avenue of the Americas, New York, New You, 10036 as its agent to receive on its behalf service of all process (with a copy of all such service of process to be delivered to QIAGEN Finance (Luxembourg) S.A., Ltd., 3, rue Adames, L-1114, Luxembourg) brought against it with respect to any such proceeding in any such court in The City of New York, such service being hereby acknowledged by the Company to be effective and binding service on it in every respect whether or not the Company shall then be doing or shall have at anytime done business in New York. Such appointments shall be irrevocable so long as any of the Securities or the respective obligations of the Company and the Guarantor hereunder remain outstanding, or until the appointment of a successor by the Company or the Guarantor, as the case may be, and such successor’s acceptance of such appointment. Upon such acceptance, the Company or the Guarantor, as the case may be, shall notify the Trustee of the name and address of such successor. The Company and the Guarantor each further agrees for the benefit of the Trustee and the Holders of the Securities to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of Corporation Services Company, in full force and effect so long as any of the Securities or the respective obligations of the Company and the Guarantor hereunder shall be outstanding. The Trustee shall not be obligated and shall have no responsibility with respect to any failure by the Company or the Guarantor to take any such action. Nothing herein shall affect the right to serve process in any other manner permitted by any law or limit the right of the Trustee or any Holder to institute proceedings against the Company or the Guarantor in the courts of any other jurisdiction or jurisdictions.

Section 1.21. Waiver of Jury Trial.

Each of the Company, Guarantor and the Trustee hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Indenture, the Securities or the transaction contemplated hereby.

ARTICLE 2

SECURITIES IN GLOBAL FORM

Section 2.1. Securities in Global Form.

The Securities will be initially evidenced by a global certificate (a “Global Security”) in fully registered form. The Global Security will be duly executed by the Company and authenticated by the Trustee and deposited with and registered in the name of a common depositary (or its nominee) (the “Common Depositary”) for the Clearing Agencies. The Global Security initially evidencing the Securities will bear the Regulation S Legend (such Global Security, the “Regulation S Global Security”).

As long as a Global Security evidencing the Securities is on deposit with the Clearing Agencies or any of their respective successors, then:

(1)	any Holder wishing to acquire, hold or transfer an interest in respect of the Securities must do so through an account with a Clearing Agency or any of their respective successors or another securities intermediary holding an equivalent interest in respect of the Securities directly or indirectly through a clearing agency or any of its successors;

(2)	there will be one or more securities intermediaries standing between each such accountholder and the underlying Securities;

(3)	the Company, the Guarantor, the Trustee and any agent thereof will have the right to treat the Clearing Agencies or their respective successors or agents as the Holders exclusively entitled to receive interest and other payments or property in respect of or in exchange for or upon conversion of the Securities (including the Shares issuable upon conversion of the Securities), and otherwise to exercise all the rights and powers with respect to any Security;

(4)	the Company’s and/or the Guarantor’s obligation to make payments of interest and principal and other amounts with respect to any Security shall be discharged at the time payment in the appropriate amount is made in accordance with the agency agreement to a Clearing Agency or its successor or agent;

(5)	the Guarantor’s obligation to deliver Shares upon the exercise by a Holder of its conversion rights shall be discharged at the time book entry positions representing such Shares are delivered by the Company to a Clearing Agency or its successor or agent in accordance with the Indenture.

(6)	any Person that acquires, holds or transfers interests in respect of any Security through accounts with a Clearing Agency or with any other financial intermediary will be subject to the laws and contractual provisions governing such Person’s relationship with such financial intermediary, as well as the laws and contractual provisions governing the relationship between this financial intermediary and each other financial intermediary, if any, standing between itself and the Global Security evidencing the Securities and the register to determine (A) the legal nature of its interest in respect of any Security and whether such interest is protected against the insolvency of its financial intermediary or any financial intermediary standing between such investor and the underlying Securities and the Security Register, (B) whether a Clearing Agency or its successor, and each other securities intermediary, if any, standing between such Person and the underlying Securities and the Security Register, is required to enforce the payment and other terms of the Securities against the Guarantor or to put its accountholders in a position to do so directly and (C) whether such Person’s financial intermediary and each financial intermediary, if any, standing between such Person and the underlying securities and the Security Register, is required to pass on to such person the benefits of ownership of any Securities.

Subject to the conditions stated above, if any Global Security is exchanged for physical certificates in fully registered form each evidencing a single Security or less than the entire issue of Securities, then:

(1)	the Company, the Guarantor, the Trustee and any agent thereof will have the right to treat each registered Holder of Securities as the Holder and person exclusively entitled to receive interest and other payments or property in respect of, upon conversion of, or in exchange for, the Securities, including Common Shares, and otherwise to exercise all the rights and powers with respect to any security, subject to the provisions of applicable law;

(2)	the Company’s and/or Guarantor’s obligation to make payments of interest and principal and other amounts with respect to the Securities shall be discharged at the time payment in the appropriate amount is made in accordance with the provisions of this Indenture to each such Holder; and

(3)	the Company’s and/or Guarantor’s obligations to deliver Shares upon the exercise by any Holder of Securities of its conversion rights shall be discharged at the time the Shares are delivered to such Holder of Securities.

ARTICLE 3

THE SECURITIES

Section 3.1. Form.

The Securities and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which constitutes a part of this Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture.

Section 3.2. Currency; Denominations.

The principal of, any premium and interest on, or any other payments due in respect of the Company’s obligation to pay cash to Holders shall be payable in Dollars. Securities denominated in Dollars shall be issuable in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

Section 3.3. Execution, Authentication, Delivery and Dating.

Securities shall be executed on behalf of the Company by two of its directors. The signature of any of these directors on the Securities, may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at the time of execution proper directors of the Company shall bind the Company and the Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of original issuance of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication and provided that the Board Resolution, Director’s Certificate and a Company Order for the authentication and delivery of such Securities have been delivered to the Trustee, the Trustee in accordance with the Company Order and subject to the provisions hereof and of such Securities shall authenticate and deliver such Securities. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and shall be fully protected in relying upon,

(1) an Opinion of Counsel to the effect that:

(a) the form or forms and terms of such Securities have been established in conformity with the provisions of this Indenture;

(b) all conditions precedent to the authentication and delivery of such Securities have been complied with and that such Securities when completed by appropriate insertions, executed by two duly authorized directors of the Company, delivered by duly authorized directors of the Company to the Trustee for authentication pursuant to this Indenture, and authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent conveyance, fraudulent transfer or other similar laws relating to or affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and will entitle the Holders thereof to the benefits of this Indenture, including the Guarantee; such Opinion of Counsel need express no opinion as to the availability of equitable remedies; and

(c) all laws and requirements in respect of the execution and delivery by the Company of such Securities have been complied with; and

(2) Director’s Certificates of the Company and the Guarantor, in each case stating that, to the best knowledge of the Persons executing such certificate, all conditions precedent to the execution, authentication and delivery of such Securities have been complied with, and no event which is, or after notice or lapse of time would become, an Event of Default with respect to any of the Securities shall have occurred and be continuing.

If all the Securities are not to be issued at one time, it shall not be necessary to deliver an Opinion of Counsel and Director’s Certificates of the Company and the Guarantor at the time of issuance of each Security, but such opinion and certificates, with appropriate modifications, shall be delivered at or before the time of issuance of the first Security. After any such first delivery, any separate written request by an Authorized Director of the Company or any person designated in writing by an Authorized Director that the Trustee authenticate and deliver the Securities for original issue will be deemed to be a certification by the Company and the Guarantor that all conditions precedent provided for in this Indenture relating to authentication and delivery of such Securities continue to have been complied with and that no Event of Default with respect to any of the Securities has occurred or is continuing.

The Trustee shall not be required to authenticate or to cause an Authenticating Agent to authenticate any Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee or if the Trustee, being advised by counsel, determines that such action may not lawfully be taken.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for in Exhibit A executed by or on behalf of the Trustee or by the Authenticating Agent by the manual signature of one of its authorized officers. Such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

Section 3.4. Restrictive Legends.

(i) Each Global Security shall bear the legend in substantially the following form on the face thereof:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY NAMED BELOW OR A NOMINEE OF THE DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED HEREIN AND IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THIS SECURITY AND THE INDENTURE. THE REGISTERED HOLDER HEREOF MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES. TRANSFERS OF BENEFICIAL INTERESTS OF PORTIONS OF THIS SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH SECTION 3.5 OF THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR S.A./N.V., AS OPERATOR OF THE EUROCLEAR SYSTEM, OR CLEARSTREAM BANKING, SOCIETE ANONYME (EACH, A “DEPOSITORY”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF BT GLOBENET NOMINEES LIMITED OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO BT GLOBENET NOMINEES LIMITED OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, BT GLOBENET NOMINEES LIMITED, HAS AN INTEREST HEREIN.

(ii) The Regulation S Global Security shall bear the legend in substantially the following form on the face thereof (the “Regulation S Legend”):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED,

ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) PURSUANT TO AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OR REGULATION S UNDER THE SECURITIES ACT OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHT OF EACH OF THE COMPANY, THE SECURITIES REGISTRAR AND THE TRUSTEE, PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C) OR (D), TO REQUIRE DELIVERY OF A CERTIFICATE, OPINION OF COUNSEL OR OTHER INFORMATION SATISFACTORY TO IT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. BY ITS ACCEPTANCE HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “U.S. PERSON” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING.

THE RIGHTS ATTACHING TO THIS SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE SECURITIES, ARE AS SPECIFIED IN THE INDENTURE.

Section 3.5. Registration, Transfer and Exchange.

With respect to the Securities, if any, the Company shall cause to be kept a register (each such register being herein sometimes referred to as the “Security Register”) at the office of the Luxembourg Paying Agent (with a copy, including an electronic copy, to be kept at the location of the Company in Luxembourg) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of the Securities and of transfers of the Securities. Such Office or Agency shall be the “Security Registrar” for the Securities. The Company hereby appoints the Luxembourg Paying Agent as initial Security Registrar for the Securities, as agent for the Company in maintaining the Security Register. The Luxembourg Paying Agent hereby accepts such appointment as Security Registrar, to act as agent of the Company in maintaining the Security Register. The Company shall have the right to remove and replace from time to time the Security Registrar; provided that no such removal or replacement shall be effective until a successor Security Registrar shall have been appointed by the Company and shall have accepted such appointment by the Company. The Trustee shall have the right to examine the Security Register at all reasonable times. There shall be only one Security Register. No transfer of Securities will be effective until such transfer is recorded in the Security Register.

The Applicable Procedures contained in the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream” and “Customer Handbook” of Clearstream (or any successor document setting forth the procedures, terms and/or conditions of Euroclear or Clearstream, as applicable) in effect at the relevant time shall be applicable to transfers of beneficial interests in any Regulation S Global Security that are held through Euroclear or Clearstream, as applicable.

Upon surrender for registration of transfer of any Security at any Office or Agency, the Company shall execute, and the Trustee shall cause to be authenticated and delivered, in the name of the designated transferee or transferees, one or more new Securities denominated as authorized in or pursuant to this Indenture, of a like aggregate principal amount bearing a number not contemporaneously outstanding and containing identical terms and provisions.

At the option of the Holder, Securities may be exchanged for other Securities containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at any Office or Agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall cause to be authenticated and delivered, the Securities which the Holder making the exchange is entitled to receive.

Whenever any Securities are surrendered for exchange as contemplated by the immediately preceding two paragraphs, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

Notwithstanding any other provision of this Indenture, a Global Security shall be exchangeable for definitive Securities in fully registered form only if: (i) any Clearing Agency is closed for business for a continuous period of 14 days, other than public holidays, or permanently ceases business or announces an intention to do so, (ii) the Company at its option and in its sole discretion executes and delivers to the Trustee a Company Order to the effect that such Global Security shall be so exchangeable, or (iii) an Event of Default has occurred and is continuing with respect to the Securities, upon the request of the holder of a beneficial interest in such Global Security. If the beneficial owners of interests in the Global Security are entitled to exchange such interests for definitive Securities as the result of an event described in clause (i), (ii) or (iii) of the preceding sentence, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Company shall deliver to the Trustee definitive Securities in such form and denominations as are required by or pursuant to this Indenture, containing identical terms and in aggregate principal amount equal to the principal amount represented by the Global Security, executed by the Company. In addition, if instructions have been given to transfer a beneficial interest in a Global Security to a person who would otherwise take delivery in the form of an interest in another Global Security, and such other Global Security has previously been exchanged for definitive Securities, then the transferee will receive its interest in the form of definitive Securities. On or after the earliest date on which such interests may be so exchanged, such Global Security shall be surrendered from time to time by such Clearing Agency or such other depository as shall be specified in the Company Order with respect thereto, and in accordance with instructions given to the Trustee and such Clearing Agency, as shall be specified in the Company Order with respect thereto to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or in part, for definitive Securities as described above without charge. The Trustee shall authenticate and make available for delivery, in exchange for each portion of such surrendered Global Security, a like aggregate principal amount of definitive Securities of authorized denominations and of like tenor as the portion of such Global Security to be exchanged; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities to be redeemed and ending on the relevant Redemption Date. Promptly following any such exchange in part, such Global Security shall be returned by the Trustee to the relevant Clearing Agency, or such other depository referred to above in accordance with the instructions of the Company referred to above. If a Security is issued in exchange for any portion of a Global Security after the close of business at the Office or Agency for such Security where such exchange occurs on or after (i) any Regular Record Date for such Security and before the opening of business at such Office or Agency on the next succeeding Interest Payment Date, or (ii) any Special Record Date for such Security and before the opening of business at such Office or Agency on the related proposed date for payment of interest or Defaulted Interest, as the case may be, interest shall not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Security, but shall be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such Global Security shall be payable in accordance with the provisions of this Indenture.

Notwithstanding the other provisions of this Section 3.5 and Section 3.6, a beneficial interest in the Regulation S Global Security may not be (A) exchanged for a definitive Security or for an interest in a Global Security that does not bear the Regulation S Legend prior to (1) the expiration of the Distribution Compliance Period (unless such exchange is effected by the Company, does not require an investment decision on the part of the holder thereof and does not violate the provisions of Regulation S) and (2) the receipt by the Security Registrar of any certificates identified by the Company or its counsel to be required pursuant to Rule 903(b)(3)(B) under the Securities Act or (B) transferred to a Person who takes delivery thereof in the form of a definitive Security prior to the events set forth in clause (A) above or unless the transfer is pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

Upon the transfer, exchange or replacement of Securities not bearing the Regulation S Legend, the Trustee shall deliver Securities that do not bear the Regulation S Legend. Upon the transfer, exchange or replacement of Securities bearing the Regulation S Legend, the Trustee shall deliver only Securities that bear the Regulation S Legend unless the Distribution Compliance Period has expired.

By its acceptance of any Security bearing the Regulation S Legend, each Holder of such Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Regulation S Legend and agrees that it will transfer such Security only as provided in this Indenture. In connection with any transfer of Securities, each Holder agrees by its acceptance of the Securities to furnish the Trustee, the Security Registrar or the Company such certifications, legal opinions or other information as any of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act; provided that the Trustee shall not be required to determine (but may conclusively rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company and the Guarantor, respectively, evidencing the same debt and entitling the Holders thereof to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange or redemption shall (if so required by the Company or the Security Registrar for such Security) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar for such Security duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange, or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 9.5 or 11.7 not involving any transfer.

Except as otherwise provided in or pursuant to this Indenture, the Company shall not be required (i) to issue, register the transfer of or exchange any Securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of Securities under Section 11.4 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security selected for redemption in whole or in part (to the extent that redemptions in part are permitted pursuant to Section 12 or Section 13), except in the case of any Security to be redeemed in part, the portion thereof not to be redeemed, or (iii) to issue, register the transfer of or exchange any Security which, in accordance with its terms, has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Security not to be so repaid.

Payments of the principal of, or premium, if any, and interest on the Securities will be made to Euroclear or Clearstream or its nominee, as the registered owner thereof. None of the Company, the Trustee, the Principal Paying Agent, or any other Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 3.6. Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, subject to the provisions of this Section 3.6, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding.

If there be delivered to the Company, the Guarantor and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security, and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company, the Guarantor or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and, upon the Company’s request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Security, a new Security containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding.

Notwithstanding the foregoing provisions of this Section 3.6, in case any mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section 3.6, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

Every new Security issued pursuant to this Section 3.6 in lieu of any destroyed, lost or stolen Security shall constitute a separate obligation of the Company and the Guarantor, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section 3.6, as amended or supplemented pursuant to this Indenture with respect to particular Securities or generally, shall be exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.7. Payment of Interest; Rights to Interest Preserved.

Unless otherwise provided in or pursuant to this Indenture, any interest on any Security which shall be payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered as of the close of business on the Regular Record Date for such interest.

Unless otherwise provided in or pursuant to this Indenture, any interest on any Security which shall be payable, but shall not be punctually paid or duly provided for, on any Interest Payment Date for such Security (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder thereof on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company (or if the Company fails to do so, the Guarantor) as provided in clause (1) or (2) below:

(1) The Company or the Guarantor, as the case may be, may elect to make payment of any Defaulted Interest to the Person in whose name such Security (or a Predecessor Security thereof) shall be registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed by the Company in the following manner. The Company or the Guarantor, as the case may be, shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on such Security, the Special Record Date therefor and the date of the proposed payment, and at the same time the Company or the Guarantor, as the case may be, shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such Defaulted Interest as in this clause provided. The Special Record Date for the payment of such Defaulted Interest shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after notification to the Trustee of the proposed payment. The Trustee shall, in the name and at the expense of the Company or the Guarantor, cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to the Holder of such Security (or a Predecessor Security thereof) at his address as it appears in the Security Register not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company or the Guarantor, cause a similar notice to be published at least once in an Authorized Newspaper of general circulation in Luxembourg, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Person in whose name such Security (or a Predecessor Security thereof) shall be registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2) The Company or the Guarantor, as the case may be, may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Security may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company or the Guarantor, as the case may be, to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustee.

Unless otherwise provided in or pursuant to this Indenture or the Securities, at the option of the Company or the Guarantor, interest on Securities that bear interest may be paid by mailing a check to the address of the Person entitled thereto as such address shall appear in the Security Register or by transfer to an account maintained by the payee with a bank located in the United States.

Subject to the foregoing provisions of this Section and Section 3.5, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

In the case of any Security which Security is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Security with respect to which the Stated Maturity is prior to such Interest Payment Date), interest with respect to which the Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Security which is converted, interest with respect to which the Stated Maturity is after the date of conversion of such Security shall not be payable.

Section 3.8. Manner and Time of Payment and Preadvice of Payment; Late Payments.

Each amount payable under this Indenture shall be paid unconditionally by credit transfer in the payment currency and in same day, immediately transferable cleared funds no later than 10:00 a.m. (local time) in New York on the relevant day to such account at such bank as the Principal Paying Agent may from time to time by notice to the Company specify for such purpose. The Company shall before 10:00 a.m. (London time) on the second Local Banking Day prior to the day on which the Principal Paying Agent receives payment, procure that the bank effecting payment for it or the Company confirms by facsimile or SWIFT MT100 message to the Principal Paying Agent the payment instructions relating to such payment.

If any payment under this Indenture is made late but otherwise under the terms of this Indenture, the Agents shall nevertheless act as Agents. However, (i) unless and until the full amount of any payment has been made to the Principal Paying Agent or (ii) unless and until the Principal Paying Agent is satisfied that payment will be made, neither it nor any of the Agents shall be bound to make payments in respect of the Securities.

Section 3.9. Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company or the Guarantor or the Trustee may treat the Person in whose name such Security is registered in the Security Register as the owner of such Security for the purpose of receiving payment of principal of, any premium and (subject to Sections 3.5 and 3.7) interest on such Security and for all other purposes whatsoever, whether or not any payment with respect to such Security shall be overdue, and none of the Company, the Guarantor, the Trustee or any agent of the Company, the Guarantor or the Trustee shall be affected by notice to the contrary.

No Holder of any beneficial interest in any Global Security held on its behalf by a Clearing Agency shall have any rights under this Indenture with respect to such Global Security, and such Clearing Agency may be treated by the Company, the Guarantor, the Trustee, and any agent of the Company, the Guarantor or the Trustee as the owner of such Global Security for all purposes whatsoever. None of the Company, the Guarantor, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 3.10. Cancellation.

All Securities surrendered for payment, redemption, registration of transfer, exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Principal Paying Agent, and any such Securities, as well as Securities surrendered directly to the Principal Paying Agent, shall be canceled promptly by the Principal Paying Agent. The Company or the Guarantor may at any time deliver to the Principal Paying Agent for cancellation any Securities previously authenticated and delivered hereunder which the Company or the Guarantor may have acquired in any manner whatsoever, and all Securities so delivered shall be canceled promptly by the Principal Paying Agent. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by or pursuant to this Indenture. All canceled Securities held by the Principal Paying Agent shall be disposed of by the Principal Paying Agent in accordance with its customary procedures, unless by a Company Order or Guarantor Order, the Company or the Guarantor, as the case may be, directs their return to it. Upon cancellation, the Principal Paying Agent shall immediately notify the Security Registrar, which shall make a notation of the cancellation in the Security Register.

Section 3.11. Computation of Interest.

Except as otherwise provided in or pursuant to this Indenture or in any Security, interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months, and in the case of an incomplete month, the number of days elapsed.

Section 3.12. ISIN Numbers.

The Company in issuing the Securities may use ISIN numbers (if then generally in use), and, if so, the Trustee shall use ISIN numbers in notices of redemption as a convenience to Holders; provided that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the ISIN numbers.

ARTICLE 4

SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE

Section 4.1. Satisfaction and Discharge.

Subject to Section 4.5, upon the direction of the Company by a Company Order or of the Guarantor by a Guarantor Order, this Indenture shall cease to be of further effect with respect to the Securities specified in such Company Order or Guarantor Order and the Trustee, on receipt of a Company Order or a Guarantor Order, at the expense of the Company and the Guarantor, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such Securities, when

(1) either

(a) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company or the Guarantor and thereafter repaid to the Company or the Guarantor, as the case may be, or discharged from such trust, as provided in Section 4.4) have been delivered to the Principal Paying Agent for cancellation; or

(b) all Securities, in the case of (i) or (ii) below, not theretofore delivered to the Principal Paying Agent for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year, or (iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company and the Guarantor, and the Company or the Guarantor, in the case of clause (a) or (b) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee or a Paying Agent (other than the Guarantor or any of its Affiliates) as trust funds in trust for such purpose, money in Dollars in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Principal Paying Agent for cancellation, including the principal of and any premium and interest on, such Securities to the date of such deposit (in the case of Securities which have become due and payable) or to the Maturity thereof, as the case may be;

(2) the Company or the Guarantor has paid or caused to be paid all other sums payable hereunder by the Company and the Guarantor with respect to the Outstanding Securities; and

(3) the Company has delivered to the Trustee a Director’s Certificate and an Opinion of Counsel and the Guarantor has delivered to the Trustee a Director’s Certificate, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture with respect to the Securities, the obligations of the Company and the Guarantor to the Trustee under Section 6.6 and, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 4.1, the obligations of the Company, the Guarantor and the Trustee with respect to the Securities under Sections 2.3, 3.5, 3.6, 4.4, 10.1 and 10.2 and Article 17, and with respect to any rights to convert or exchange such Securities into securities of the Company or the Guarantor or another issuer that shall survive.

Section 4.2. Defeasance and Covenant Defeasance.

(1) The following provisions shall be applicable to the Securities, and subject to Section 4.5, the Company may at its option by Board Resolution, at any time, with respect to such Securities elect to have clause (2) or (3) of this Section 4.2 be applied to such Outstanding Securities upon compliance with the conditions set forth below in this Section 4.2.

(2) Upon the Company’s exercise of the above option applicable to this Section 4.2(2) with respect to any Securities, the Company and the Guarantor shall be deemed to have been discharged from their obligations with respect to such Outstanding Securities and under the Guarantee in respect thereof, respectively, on the date the conditions set forth in clause (4) of this Section 4.2 are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company or the Guarantor shall be deemed to have paid and discharged the entire Indebtedness represented by such Outstanding Securities and under the Guarantee in respect thereof, which shall thereafter be deemed to be “Outstanding” only for the purposes of the Sections of this Indenture referred to in clauses (i) and (ii) below, and to have satisfied all of its other obligations under such Securities, and under the Guarantee in respect thereof, and this Indenture insofar as such Securities and the Guarantee in respect thereof are concerned (and the Trustee, at the expense of the Company and the Guarantor, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of such Outstanding Securities to receive, solely from the trust fund described in clause (4) of this Section 4.2 and as more fully set forth in such clause, payments in respect of the principal of (and premium, if any) and interest, if any, on such Securities when such payments are due, (ii) the obligations of the Company, the Guarantor and the Trustee with respect to such Securities under Sections 3.5 and 3.6, this Section 4.2, Section 10.2 and Article 17, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section 4.2. The Company may exercise its option under this Section 4.2(2) notwithstanding the prior exercise of its option under clause (3) of this Section 4.2 with respect to such Securities.

(3) Upon the Company’s exercise of the option to have this Section 4.2(3) apply with respect to the Securities, the Company and the Guarantor shall be released from their obligations under Sections 10.4 and 10.5 and Article 8 with respect to such Outstanding Securities, and the Guarantee in respect thereof, on and after the date the conditions set forth in clause (4) of this Section 4.2 are satisfied (hereinafter, “covenant defeasance”), and such Securities shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with any such covenant, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Outstanding Securities, the Company and the Guarantor may omit to comply with, and shall have no liability in respect of, any term, condition or limitation set forth in any such Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of reference in any such Section to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 5.1(3) or 5.1(8) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and the Guarantee in respect thereof shall be unaffected thereby.

(4) The following shall be the conditions to application of clause (2) or (3) of this Section 4.2 to any Outstanding Securities and the Guarantee in respect thereof:

(a) The Company or the Guarantor shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.7 who shall agree to comply with the provisions of this Section 4.2 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (1) an amount in Dollars, or (2) Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of (and premium, if any) and interest, if any, on such Securities, money in an amount, or (3) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any) and interest, if any, on such Outstanding Securities at the Stated Maturity of such principal or installment of principal or premium or interest on the days on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities.

(b) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture (other than a default or event of default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease such Securities pursuant to clause (2) or (3) of this Section 4.2 concurrently with such incurrence) or any other material agreement or instrument to which the Company or the Guarantor is a party or by which either of them is bound.

(c) No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Securities shall have occurred and be continuing on the date of such deposit (other than a default or event of default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease such Securities pursuant to clause (2) or (3) of this Section 4.2 concurrently with such incurrence).

(d) In the case of an election under clause (2) of this Section 4.2, the Company or the Guarantor shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company or the Guarantor has received from the Internal Revenue Service a letter ruling, or there has been published by the Internal Revenue Service a Revenue Ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; provided, however, that such Opinion of Counsel need not be delivered if such Outstanding Securities not previously delivered to the Principal Paying Agent for cancellation (1) have become due and payable; (2) will become due and payable at their Stated Maturity within one year; or (3) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense of, the Company and the Guarantor.

(e) In the case of an election under clause (3) of this Section 4.2, the Company or the Guarantor shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(f) The Company and the Guarantor shall have delivered to the Trustee Director’s Certificates of the Company and the Guarantor and the Company or the Guarantor shall have delivered to the Trustee an Opinion of Counsel, each stating that all conditions precedent to the defeasance or covenant defeasance under clause (2) or (3) of this Section 4.2 (as the case may be) have been complied with.

Anything in this Section 4.2 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request, or the Guarantor upon Guarantor Request, as the case may be, any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in clause (4) of this Section 4.2 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a defeasance or covenant defeasance, as applicable, in accordance with this Section 4.2.

Section 4.3. Application of Trust Money.

Subject to the provisions of Section 4.4, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 4.1 or 4.2 in respect of any Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent or the Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest; but such money and Government Obligations need not be segregated from other funds except to the extent required by law.

Section 4.4. Repayment to Company or Guarantor.

The Trustee shall deliver or pay to the Company, upon a Company Request, or the Guarantor, upon a Guarantor Request, money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in clause (4) of Section 4.2 for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee, before being required to make any such payment, may, at the expense of the Company and the Guarantor, cause to be published once in a newspaper of general circulation in Luxembourg or cause to be mailed to each Holder entitled to such money notice that (x) such money or Government Obligations (or other property and any proceeds therefrom) remain unclaimed and (y) after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money or Government Obligations (or other property and any proceeds therefrom) then remaining will be repaid to the Company or the Guarantor, as applicable. After payment to the Company or the Guarantor, as applicable, Holders entitled to money must look to the Company and the Guarantor for payment as general creditors.

ARTICLE 5

REMEDIES

Section 5.1. Events of Default.

“Event of Default,” wherever used herein with respect to the Securities, means any one of the following events (whatever the reason for such Event of Default, whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of any interest on any Security when such interest becomes due and payable, and continuance of such default for a period of 30 days; or

(2) default in the payment of the principal on any Security, when such principal or premium becomes due and payable either at its Maturity, upon any redemption or by declaration of acceleration; or

(3) default in the performance, or breach, of any material covenant or agreement of the Company or the Guarantor in this Indenture or the Securities and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company and the Guarantor by the Trustee or to the Company, the Guarantor and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(4) if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of the Guarantor, whether such Indebtedness now exists or shall hereafter be created or incurred, shall happen and shall consist of default in the payment of such Indebtedness at the maturity thereof (after giving effect to any applicable grace period) and such Indebtedness in aggregate principal amount exceeds $50 million, or results in the Indebtedness in aggregate principal amount in excess of $50 million becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and, in each case, such default shall not be cured or such acceleration shall not be rescinded or annulled within a period of 45 days after there shall have been given, by registered or certified mail, to the Company and the Guarantor by the Trustee or to the Company, the Guarantor and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities, a written notice specifying such event of default and requiring the Company or the Guarantor to cause such acceleration to be rescinded or annulled or to cause such Indebtedness to be discharged and stating that such notice is a “Notice of Default” hereunder; provided, however, that, subject to the provisions of Section 9.01, the Trustee will not be deemed to have knowledge of such nonpayment or other default unless either (1) a Responsible Officer of the Trustee has actual knowledge of nonpayment or other default or (2) the Trustee has received written notice thereof from the Company, from any Holder, from the holder of any such Indebtedness or from the trustee under the agreement or instrument relating to such Indebtedness; or

(5) the commencement by the Company or the Guarantor of a voluntary proceeding under any applicable bankruptcy, insolvency, examinership, reorganization (other than a reorganization under a foreign law that does not relate to insolvency) or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by the Company or the Guarantor to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency, examinership, reorganization or other similar law or to the commencement of any insolvency proceedings against it, or the filing by the Company or the Guarantor of a petition or answer or consent seeking reorganization, arrangement, adjustment, examinership or composition of the Company or the Guarantor or relief under any applicable law, or the consent by the Company or the Guarantor to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, administrator, examiner, trustee or similar official of the Company or the Guarantor or any substantial part of the property of the Company or the Guarantor or the making by the Company or the Guarantor of an assignment for the benefit of creditors, or the taking of corporate action by the Company or the Guarantor in furtherance of any such action.

Section 5.2. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to Securities at the time Outstanding (other than an Event of Default specified in clause (5) of Section 5.1) occurs and is continuing, then, unless the principal of all the Securities shall have already become due and payable, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal of all the Securities to be due and payable immediately, by a notice in writing to the Company and the Guarantor (and to the Trustee if given by the Holders) and upon any such declaration such principal or such lesser amount shall become due and payable immediately.

If an Event of Default specified in clause (5) of Section 5.1 occurs, all unpaid principal of and accrued interest on the Outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of any Security.

At any time after a declaration of acceleration with respect to the Securities has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of not less than a majority in principal amount of the Outstanding Securities, by written notice to the Company, the Guarantor and the Trustee, may rescind and annul such declaration and its consequences if

(1) the Company or the Guarantor has paid or deposited with the Trustee a sum of money sufficient to pay

(a) all overdue installments of any interest on all Securities,

(b) the principal of and any premium on any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in such Securities,

(c) to the extent that payment of such interest is lawful, interest upon overdue installments of any interest at the rate or rates borne by or provided for in such Securities, and

(d) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 6.6; and

(2) all Events of Default with respect to the Securities, other than the non-payment of the principal of the Securities which shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

In the event that the maturity of the Securities is accelerated pursuant to this Section 5.2, 100% of the principal amount thereof plus accrued interest to the date of payment shall become due and payable.

Section 5.3. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company and the Guarantor each covenants, in each case, that if

(1) default is made in the payment of any installment of interest on any Security when such interest shall have become due and payable and such default continues for a period of 30 days, or

(2) default is made in the payment of the principal of or any premium on any Security with respect thereto at their Maturity,

the Company or the Guarantor, as the case may be, shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount of money then due and payable with respect to such Securities, with interest upon the overdue principal, any premium and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest at the rate or rates borne by or provided for in such Securities, and, in addition thereto, such further amount of money as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 6.6.

If the Company or the Guarantor fails to pay the money it is required to pay the Trustee pursuant to the preceding paragraph forthwith upon the demand of the Trustee, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the money so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or the Guarantor or any other obligor upon such Securities and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company or the Guarantor or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or such Securities or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy.

Section 5.4. Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, examinership, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the

Company, the Guarantor or any other obligor upon the Securities or the property of the Company, the Guarantor or such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or the Guarantor for the payment of any overdue principal, premium or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(1) to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Securities, of the principal and any premium and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents or counsel) and of the Holders of Securities allowed in such judicial proceeding, and

(2) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

(3) and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Securities to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 6.6.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Security in any such proceeding.

Section 5.5. Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or any of the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery or judgment, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, shall be for the ratable benefit of each and every Holder of the Securities in respect of which such judgment has been recovered.

Section 5.6. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, or any premium or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee and any predecessor Trustee under Section 6.6;

SECOND: To the payment of the amounts then due and unpaid upon the Securities for principal and any premium and interest in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Securities for principal and any premium and interest;

THIRD: The balance, if any, to the Person or Persons entitled thereto.

The Trustee may, upon prior written notice to the Company and the Guarantor, fix a record date for any payment to Holders pursuant to this Article 5.

Section 5.7. Limitations on Suits.

To the extent permitted by any applicable law, no Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities;

(2) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee such indemnity as is reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;

provided, that a Holder may institute suit for enforcement of payment of the principal of and premium, if any, or interest on such Security or the redemption amount of a Security, on or after the respective due dates expressed in such Security, or of the right to convert a Security in accordance with this Indenture. It is understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Security to affect, disturb or prejudice the rights of any other such Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

Section 5.8. Unconditional Right of Holders To Receive Principal and Any Premium And Interest.

The Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, any premium and (subject to Sections 3.5 and 3.7) interest on such Security on the Stated Maturity therefor specified in such Security (or, in the case of redemption, on the

Redemption Date or, in the case of repayment at the option of such Holder, on the date such repayment is due) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

Section 5.9. Restoration of Rights and Remedies.

If the Trustee or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Guarantor, the Trustee and each such Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and each such Holder shall continue as though no such proceeding had been instituted.

Section 5.10. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to each and every Holder of a Security is intended to be exclusive of any other right or remedy, and every right and remedy, to the extent permitted by law, shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not, to the extent permitted by law, prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to any Holder of a Security may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by such Holder, as the case may be.

Section 5.12. Control by Holders of Securities.

The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities; provided that

(1) such direction shall not be in conflict with any rule of law or with this Indenture or with the Securities,

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(3) such direction is not unduly prejudicial to the rights of the other Holders of Securities not joining in such action.

Section 5.13. Waiver of Past Defaults.

Subject to Sections 5.8 and 9.2, the Holders of not less than a majority in principal amount of the Outstanding Securities on behalf of the Holders of all the Securities may waive any past default hereunder with respect to the Securities and its consequences, provided, that a default in the payment of the principal of, any premium or interest on, any Security may only be waived with the approval of all Holders.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14. Waiver of Usury, Stay or Extension Laws.

The Company and the Guarantor each covenants that (to the extent that it may lawfully do so) it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and the Guarantor each expressly waives (to the extent that it may lawfully do so) all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.15. Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of any undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest, if any, on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date, and, in the case of repayment at the option of the holder, on or after the date for repayment) or for the enforcement of the right to convert any Security pursuant to Article 17.

ARTICLE 6

THE TRUSTEE

Section 6.1. Certain Rights of Trustee.

(a) Except during the continuance of an Event of Default,

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(1) this subsection (b) shall not be construed to limit the effect of subsection (a) of this Section 6.1;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series, determined as provided in Section 5.12, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

(4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers; nor shall the Trustee be required to do anything which is illegal or contrary to applicable laws.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.1.

(e) In connection with the administration of this Indenture:

(1) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper, electronic communication or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) any request or direction of the Company or of the Guarantor mentioned herein shall be sufficiently evidenced by a Company Request or a Company Order or by a Guarantor Request or Guarantor Order, as the case may be (in each case, other than delivery of any Security to the Trustee for authentication and delivery pursuant to Section 3.3 which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors of the Company or of the Guarantor’s Board of Directors may be sufficiently evidenced by a Board Resolution or by a Guarantor’s Board Resolution, as the case may be;

(3) whenever the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence shall be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon a Director’s Certificate of the Company or, if such matter pertains to the Guarantor, a Director’s Certificate of the Guarantor or in either case, on an Opinion of Counsel;

(4) the Trustee may consult with counsel, financial or other advisors of its selection and the advice of such counsel or advisor or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by or pursuant to this Indenture at the request or direction of any of the Holders of Securities pursuant to this Indenture, unless such Holders shall have offered to the Trustee such security or indemnity as is reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6) any certificate or report of auditors, accountants or advisors or of any other person called for by or provided to the Trustee (whether or not addressed to the Trustee) in accordance with or for the purposes of these presents may be relied upon by the Trustee as sufficient and conclusive evidence of the facts stated therein notwithstanding that such certificate or report and/or any engagement letter or other document entered into by the Trustee in connection therewith contains a monetary or other limit on the liability of such persons in respect thereof;

(7) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document, but the Trustee, in its discretion, may, but shall not be obligated to make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine, during business hours and upon reasonable notice, the books, records and premises of the Company and the Guarantor, personally or by agent or attorney, at the sole cost of the Company and the Guarantor;

(8) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or gross negligence on the part of any agent or attorney appointed with due care by it hereunder;

(9) the Trustee shall not be liable for any action taken or error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

(10) each Agent shall have the same protections as the Trustee set forth hereunder, including, without limitation, the right to be indemnified;

(11) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with an Act of the Holders hereunder, and, to the extent not so provided herein, with respect to any act requiring the Trustee to exercise its own discretion, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture or any Securities, unless it shall be proved that, in connection with any such action taken, suffered or omitted or any such act, the Trustee was negligent, acted in bad faith or engaged in willful misconduct;

(12) the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(13) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture, except in case of negligence or bad faith;

(14) the Trustee shall not be required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture;

(15) in the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more Holders or groups of Holders, each representing less than a majority in aggregate principal amount of the Securities then outstanding, each pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may determine what action, if any, shall be taken;

(16) the permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or wilful default; and

(17) the Trustee may request that the Company deliver a Directors’ Certificate setting forth the names of individuals and/or titles of directors authorized at such time to take specified actions pursuant to this Indenture, which Directors’ Certificate may be signed by any person authorized to sign a Director’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

(18) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 6.2. Notice of Defaults.

Within 90 days after the occurrence of any default hereunder with respect to the Securities, the Trustee shall transmit by mail to all Holders of Securities entitled to receive reports pursuant to Section 7.3(3), notice of such default hereunder actually known to a Responsible Officer of the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any), or interest, if any, on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the best interest of the Holders of Securities; and provided, further, that in the case of any default of the character specified in Section 5.1(4) with respect to Securities, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Article 6, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Securities.

Section 6.3. Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificate of authentication shall be taken as the statements of the Company or the Guarantor, as the case may be, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Securities or the proceeds thereof.

Section 6.4. May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other Person that may be an agent of the Trustee or the Guarantor or the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or the Guarantor with the same rights it would have if it were not the Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other Person.

Section 6.5. Money Held in Trust.

Except as provided in Section 4.3 and Section 10.3, money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law and shall be held uninvested. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed to in writing with the Company or the Guarantor.

Section 6.6. Compensation and Reimbursement.

The Company and the Guarantor (without duplication) each agree:

(1) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree to in writing for all services rendered by the Trustee hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all expenses, disbursements and advances properly incurred or made by the Trustee in accordance with any provision of this Indenture or arising out of or in connection with the acceptance or administration of the trust or trusts hereunder (including the compensation and the expenses and disbursements of its agents and counsel properly incurred), except any such expense, disbursement or advance as may be attributable to the Trustee’s negligence or bad faith; and

(3) to indemnify the Trustee and its agents, officers, directors and employees for, and to hold them harmless against, any and all loss, damages, claims, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending themselves against any claim (whether asserted by the Company, the Guarantor, any Holder or any other Person) or liability in connection with the exercise or performance of any of their powers or duties hereunder, except to the extent that any such loss, damages, claims, liability or expense was due to the Trustee’s negligence or bad faith.

As security for the performance of the obligations of the Company and the Guarantor under this Section, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of, and premium or interest on the Securities.

To the extent permitted by law, any compensation or expense incurred by the Trustee after a default specified in or pursuant to Section 5.1 is intended to constitute an expense of administration under any then applicable bankruptcy or insolvency law. “Trustee” for purposes of this Section 6.6 shall include any predecessor Trustee but the negligence or bad faith of any Trustee shall not affect the rights of any other Trustee under this Section 6.6.

The provisions of this Section 6.6 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee and shall apply with equal force and effect to any Agent.

Section 6.7. Resignation and Removal; Appointment of Successor.

(1) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article 6 shall become effective until the acceptance of appointment by the successor Trustee pursuant to Section 6.9.

(2) The Trustee may resign at any time with respect to the Securities by giving written notice thereof to the Company and the Guarantor. If the instrument of acceptance by a successor Trustee required by Section 6.9 shall not have been delivered to the Trustee within 60 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction at the expense of the Company and the Guarantor for the appointment of a successor Trustee with respect to the Securities.

(3) The Trustee may be removed at any time with respect to the Securities by an Act of the Holders of not less than 75% in principal amount of the Outstanding Securities, delivered to the Trustee, the Company and the Guarantor.

(4) If at any time:

(a) the Trustee shall fail to comply with the obligations imposed upon it under the Indenture after written request therefor by the Company, the Guarantor or any Holder of a Security who has been a bona fide Holder of a Security for at least six months, or

(b) the Trustee shall cease to be eligible under Section 6.7 and shall fail to resign after written request therefor by the Company, the Guarantor or any such Holder, or

(c) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by or pursuant to a Board Resolution, or the Guarantor, by or pursuant to a Guarantor’s Board Resolution, may remove the Trustee with respect to all Securities, or (ii) any Holder of a Security who has been a bona fide Holder of a Security for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 60 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company and the Guarantor, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities.

(5) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by or pursuant to a Board Resolution, and the Guarantor, by or pursuant to a Guarantor’s Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities and shall comply with the applicable requirements of Section 6.9. If, within one year after such resignation, removal or incapacity, or the occurrence of such vacancy, a successor Trustee with respect to the Securities shall be appointed by Act of the Holders of not less than 75% in principal amount of the Outstanding Securities delivered to the Company, the Guarantor and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.9, become the successor Trustee with respect to the Securities and to that extent supersede the successor Trustee appointed by the Company and the Guarantor. If no successor Trustee with respect to the Securities shall have been so appointed by the Company and the Guarantor or the Holders of Securities and accepted appointment in the manner required by Section 6.9, any Holder of a Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 60 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company and the Guarantor, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities.

(6) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities and each appointment of a successor Trustee with respect to the Securities by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities, if any, as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the Securities and the address of its Corporate Trust Office.

(7) In no event shall any retiring Trustee be liable for the acts or omissions of any successor Trustee hereunder.

Section 6.8. Acceptance of Appointment by Successor.

(1) Upon the appointment hereunder of any successor Trustee with respect to all Securities, such successor Trustee so appointed shall execute, acknowledge and deliver to the Company, the Guarantor and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties hereunder of the retiring Trustee; but, on the request of the Company, the Guarantor or such successor Trustee, such retiring Trustee, upon payment of its charges, shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and, subject to Section 10.3, shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 6.6.

(2) Upon the appointment hereunder of any successor Trustee with respect to the Securities, the Company, the Guarantor, the retiring Trustee and such successor Trustee shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities and (b) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (c) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee shall be responsible for any notice given to, or received by, or any act or failure to act on the part of any other Trustee hereunder, and, upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture with respect to the Securities to which the appointment of such successor Trustee relates other than as hereinafter expressly set forth, and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities to which the appointment of such successor Trustee relates; but, on request of the Company, the Guarantor or such successor Trustee, such retiring Trustee, upon payment of its charges with respect to the Securities to which the appointment of such successor Trustee relates and subject to Section 10.3 shall duly assign, transfer and deliver to such successor Trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Securities to which the appointment of such successor Trustee relates, subject to its claim, if any, provided for in Section 6.6.

(3) Upon request of any Person appointed hereunder as a successor Trustee, the Company and the Guarantor shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in clause (1) or (2) of this Section 6.9, as the case may be.

(4) No Person shall accept its appointment hereunder as a successor Trustee unless at the time of such acceptance such successor Person shall be qualified and eligible under this Article.

Section 6.9. Merger, Conversion, Consolidation or Succession to Business.

Any Corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Corporation succeeding to all or substantially all of the corporate agency or corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated but not delivered by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 6.10. Appointment of Authenticating Agent.

The Trustee may appoint one or more Authenticating Agents acceptable to the Company with respect to the Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities upon original issue, conversion, registration of transfer, partial redemption or partial repayment or pursuant to Section 3.6, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.

Each Authenticating Agent must be acceptable to the Company and the Guarantor and is authorized under applicable law and by its charter to act as an Authenticating Agent and has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.

Any Corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall be the successor of such Authenticating Agent hereunder; provided that such Corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee, the Company and the Guarantor. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent, the Company and the Guarantor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the

Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and the Guarantor and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities, if any, as their names and addresses appear in the Security Register. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company and the Guarantor (without duplication) each agree to pay each Authenticating Agent from time to time reasonable compensation for its services under this Section. If the Trustee makes such payments, it shall be entitled to be reimbursed for such payments, subject to the provisions of Section 6.6.

The provisions of Sections 3.8, 6.3 and 6.4 shall be applicable to each Authenticating Agent.

If all of the Securities may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Company wishes to have Securities authenticated upon original issuance, the Trustee, if so requested in writing (which writing need not be accompanied by or contained in a Director’s Certificate by the Company), shall appoint in accordance with this Section 6.11 an Authenticating Agent having an office in a Place of Payment designated by the Company with respect to such Securities.

Section 6.11. Appointment of Co-Trustee.

Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction, the Trustee shall have the power and may execute and deliver all instruments necessary to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, and to vest in such Person or Persons, in such capacity and for the benefit of the Holders of Securities, and subject to the other provisions of this Section 6.12, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.7 and no notice to Holders of the appointment of any co-trustee or separate trustee shall be required under Section 6.8 hereof.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article 6. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection or rights (including the rights to compensation, reimbursement and indemnification hereunder) to, the Trustee. Every such instrument shall be filed with the Trustee.

Any separate trustee or co-trustee may at any time constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

ARTICLE 7

HOLDERS LISTS AND REPORTS BY TRUSTEE, GUARANTOR AND COMPANY

Section 7.1. Company and Guarantor To Furnish Trustee Names and Addresses of Holders.

The Company and the Guarantor shall furnish or cause to be furnished to the Trustee:

(1) semi-annually with respect to the Securities not later than February 4 and August 4 of the year or upon such other dates as are set forth in or pursuant to the Board Resolution authorizing such Securities, a list, in each case in such form as the Trustee may reasonably require, of the names and addresses of Holders as of the applicable date, and

(2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company or the Guarantor of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that so long as the Trustee is the Security Registrar no such list shall be required to be furnished.

Section 7.2. Preservation of Information; Communications to Holders.

Every Holder of Securities, by receiving and holding the same, agrees with the Company, the Guarantor and the Trustee that none of the Company, the Guarantor, the Trustee, any Paying Agent or any Security Registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made hereunder.

Section 7.3. Reports.

The Guarantor shall file with the Trustee, within 15 days after the Guarantor files the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Guarantor may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended; or, if the Guarantor is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee, when available, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in the rules and regulations of such national securities exchange. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Guarantor’s or the Company’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Directors’ Certificates).

ARTICLE 8

CONSOLIDATION, AMALGAMATIONS, MERGER AND SALES

Section 8.1. Company May Consolidate, Etc., Only on Certain Terms. Subject to Section 10.16, the Company shall not consolidate or amalgamate with or merge into any other Person (whether or not affiliated with the Company), or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other Person (whether or not affiliated with the Company), and the Company shall not permit any other Person (whether or not affiliated with the Company) to consolidate or amalgamate with or merge into the Company or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to the Company unless:

(1) in case the Company shall consolidate or amalgamate with or merge into another Person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, the Person resulting from or surviving such consolidation or amalgamation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company as an entirety or substantially as an entirety shall expressly assume, by an indenture supplemental hereto, executed by the successor Person and the Company and delivered to the Trustee the due and punctual payment of the principal of, any premium and interest on all the Securities and the performance of every obligation in this Indenture and the Outstanding Securities on the part of the Company to be performed or observed and shall provide for conversion rights in accordance with the provisions of Article 17;

(2) immediately after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

(3) either the Company or the successor Person shall have delivered to the Trustee a Director’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Notwithstanding clauses (1) and (2) of this Section 8.1, subject to Section 10.16, the Company may merge with an Affiliate that is a corporation that has no material assets or liabilities and was incorporated solely for the purpose of reincorporating the Company in another jurisdiction.

Section 8.2. Successor Person Substituted for Company.

Upon any consolidation or amalgamation by the Company with or merger of the Company into any other Person or any conveyance, transfer or lease of the properties and assets of the Company as an entirety or substantially as an entirety to any Person in accordance with Section 8.1, the successor Person formed by such consolidation or amalgamation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; and thereafter, except in the case of a lease, the predecessor Person shall be released from all obligations and covenants under this Indenture and the Securities.

Section 8.3. Guarantor May Consolidate, Etc., Only on Certain Terms.

The Guarantor shall not consolidate or amalgamate with or merge into any other Person (whether or not affiliated with the Guarantor), or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other Person (whether or not affiliated with the Guarantor), and the Guarantor shall not permit any other Person (whether or not affiliated with the Guarantor) to consolidate or amalgamate with or merge into the Guarantor or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to the Guarantor unless:

(1) in case the Guarantor shall consolidate or amalgamate with or merge into another Person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, the Person formed by such consolidation or amalgamation or into which the Guarantor is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Guarantor as an entirety or substantially as an entirety shall expressly assume, by an indenture supplemental hereto, executed by the successor Person and the Company and delivered to the Trustee the due and punctual payment of the principal of, any premium and interest on all the Securities and the performance of every obligation in this Indenture and the Outstanding Securities on the part of the Guarantor to be performed or observed and shall provide for conversion rights in accordance with the provisions of Article 17;

(2) immediately after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Guarantor or any Subsidiary of the Guarantor as a result of such transaction as having been incurred by the Guarantor or such Subsidiary at the time of such transaction, no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

(3) either the Guarantor or the successor Person shall have delivered to the Trustee a Director’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Notwithstanding clauses (1) and (2) of this Section 8.3, the Guarantor may merge with an Affiliate that is a corporation that has no material assets or liabilities and was incorporated solely for the purpose of reincorporating the Guarantor in another jurisdiction.

Section 8.4. Successor Person Substituted for Guarantor.

Upon any consolidation or amalgamation by the Guarantor with or merger of the Guarantor into any other Person or any conveyance, transfer or lease of the properties and assets of the Guarantor as an entirety or substantially as an entirety to any Person in accordance with Section 8.3, the successor Person formed by such consolidation or amalgamation or into which the Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Indenture with the same effect as if such successor Person had been named as the Guarantor herein; and thereafter, except in the case of a lease, the predecessor Person shall be released from all obligations and covenants under this Indenture and the Securities.

ARTICLE 9

SUPPLEMENTAL INDENTURES; WAIVERS

Section 9.1. Without Consent of Holders.

Subject to the provisions of this Indenture, without the consent of any Holders of Securities, the Company (when authorized by or pursuant to a Board Resolution), the Guarantor (when authorized by or pursuant to a Guarantor’s Board Resolution) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, for any of the following purposes:

(1) to evidence the succession of another Person to the Company or the Guarantor, and the assumption by any such successor of the obligations and covenants of the Company or the Guarantor contained herein and in the Securities; or

(2) to add to the covenants of the Company or the Guarantor for the benefit of the Holders of Securities (as shall be specified in such supplemental indenture or indentures) or to surrender any right or power herein conferred upon the Company or the Guarantor; or

(3) Reserved.

(4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.9; or

(5) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, to correct any omission or to make any other provisions with respect to matters or questions arising under this Indenture which shall not adversely affect the interests of the Holders of Securities then Outstanding in any material respect; or

(6) to modify, alter, amend or supplement this Indenture in any other manner that is not adverse to the interests of the Holders of the Securities.

Section 9.2. With Consent of Holders.

Subject to the provisions of this Indenture, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities (the “Required Holders”), by Act of said Holders delivered to the Company, the Guarantor and the Trustee, the Company (when authorized by or pursuant to a Board Resolution), the Guarantor (when authorized by or pursuant to a Guarantor’s Board Resolution) and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities under this Indenture or of the Securities. Subject to Section 5.8 and the provisions of this Section 9.2, the Required Holders may waive compliance with any term, provision or condition of this Indenture without notice to any other Holders. However, no such supplemental indenture and no waiver, without the consent of the Holder of each Outstanding Security affected thereby, shall

(1) change the Stated Maturity of the principal of or installment of interest on any Security, or

(2) reduce the principal amount thereof or the rate (or modify the calculation of such rate) of interest thereon, or any premium payable upon the redemption thereof or otherwise, or

(3) change the redemption provisions or adversely affect the right of repayment at the option of any Holder as contemplated by Article 12 or Article 13, or

(4) change the currency in which the principal of, any premium or interest on any Security is payable, or

(5) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date, in the case of a purchase of Securities by the Guarantor pursuant to Section 13.1, on or after the Change of Control Purchase Date or, in the case of an Optional Redemption, on or after the Optional Redemption Date), or

(6) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or reduce the requirements of Section 15.4 for quorum or voting, or

(7) modify or effect in any manner adverse to the Holders the terms and conditions of the obligations of the Guarantor in respect of the due and punctual payments of principal of, or any premium or interest on the Securities, or

(8) modify any of the provisions of this Section 9.2 or Section 5.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, or

(9) make any change that adversely affects the right to convert or exchange any Security into or for other securities, cash or property in accordance with its terms, or

(10) decrease the Conversion Ratio.

It shall not be necessary for any Act of Holders of Securities under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

In connection with any waiver or supplemental indenture under this Article 9, the Company may, but shall not be obligated to, offer consideration to any Holder who consents to such waiver or supplemental indenture, or to all Holders.

Section 9.3. Execution of Supplemental Indentures, Etc.

The Trustee shall sign any waiver or supplemental indenture authorized pursuant to this Article 9 if the waiver or supplemental indenture does not adversely affect the rights, duties and immunities of the Trustee under this Indenture. As a condition to executing, or accepting the additional trusts created by, any waiver or supplemental indenture permitted by this Article or the modifications thereby of the trust created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that such waiver or the execution of such supplemental indenture is authorized or permitted by this Indenture and a Director’s Certificate and Guarantor’s Director’s Certificate stating that all conditions precedent to the execution of such supplemental indenture have been fulfilled. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.4. Effect of Waivers and Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes. Upon the effectiveness of any waiver or the execution of any supplemental indenture under this Article 9, every Holder of a Security theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.5. Reference in Securities to Supplemental Indentures.

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

Section 9.6. Revocation and Effect of Consents.

Until a waiver or supplemental indenture becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of that Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the waiver or supplemental indenture becomes effective.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any waiver or supplemental indenture, which record date shall be at least 10 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the second and third sentences of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such waiver or supplemental indenture or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.

Section 9.7. Notice of Supplemental Indenture or Waiver.

Promptly after any waiver or the execution by the Company, the Guarantor and the Trustee of any supplemental indenture, in each case, pursuant to Section 9.2, the Company shall transmit to the Holders of Outstanding Securities affected thereby a notice setting forth the substance of such waiver or supplemental indenture, as the case may be. Any failure of the Company to provide such notice, or defect therein, shall not, however, in any way impair or affect the validity of any such waiver or supplemental indenture.

Section 9.8. Supplemental Indenture Affecting the Clearing Agency.

No supplemental Indenture or modification of the Securities shall be permitted that affects any Clearing Agency or the holders of book-entry securities in an adverse way without the consent of the Clearing Agency so affected.

ARTICLE 10

COVENANTS

Section 10.1. Payment of Principal, Any Premium and Interest.

The Company covenants and agrees for the benefit of the Holders of the Securities that it will duly and punctually pay the principal of, any premium and interest on the Securities in accordance with the terms thereof and this Indenture.

Section 10.2. Maintenance of Office or Agency; Registrar, Paying Agent and Conversion Agent.

The Company and the Guarantor shall maintain in each Place of Payment an Office or Agency where the Securities may be presented or surrendered for payment, where the Securities may be surrendered for registration of transfer or exchange, where Securities may be surrendered for conversion, and where notices and demands to or upon the Company or the Guarantor in respect of the Securities and this Indenture may be served. So long as the Securities are listed on Luxembourg Stock Exchange or any other stock exchange located outside the United States and any such stock exchange shall so require, the Company and the Guarantor shall maintain a Luxembourg Paying Agent or a paying agent in any other required city located outside the United States, as the case may be, so long as the Securities are listed on such exchange. The Company and the Guarantor will give prompt written notice to the Trustee of the location, and any change in the location, of such Office or Agency. If at any time the Company or the Guarantor shall fail to maintain any such required Office or Agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company and the Guarantor may also from time to time designate one or more other Offices or Agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company or the Guarantor of its obligation to maintain an Office or Agency in each Place of Payment for such purposes. The Company and the Guarantor shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other Office or Agency.

Unless otherwise provided in or pursuant to this Indenture, the Company and the Guarantor hereby designate as the Place of Payment for the Securities each of Luxembourg and London. The Company and the Guarantor hereby initially appoint the Trustee as Paying Agent, Security Registrar and Conversion Agent and the Corporate Trust Office of the Trustee and the office or agency maintained by the Trustee in New York and Luxembourg as the Office or Agency where the Securities may be presented or surrendered for payment, where the Securities may be surrendered for registration of transfer or exchange, where the Securities may be surrendered for conversion and where notices and demands to or upon the Company or the Guarantor may be served. The Company and the Guarantor may subsequently appoint a different Office or Agency in Luxembourg or the Borough of Manhattan, The City of New York, for the Securities. The Company and the Guarantor may change any Paying Agent, Security Registrar or Conversion Agent without notice to the Holders. The Company and the Guarantor shall give prompt written notice to the Trustee of the name and address of any Paying Agent or Conversion Agent not a party to this Indenture.

Section 10.3. Money for Securities Payments To Be Held in Trust.

If the Company shall at any time act as its own Paying Agent, or if the Guarantor shall act as Paying Agent, it shall, on or before each due date of the principal of, pay any premium or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in Dollars sufficient to pay the principal or any premium or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents, it shall, prior to each due date of the principal of, any premium or interest on the Securities, deposit with any Paying Agent a sum (in Dollars) sufficient to pay the principal or any premium or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

(1) hold all sums held by it for the payment of the principal of, any premium or interest on the Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as provided in or pursuant to this Indenture;

(2) give the Trustee notice of any default by the Company or the Guarantor (or any other obligor upon the Securities) in the making of any payment of principal, any premium or interest on the Securities; and

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company or the Guarantor may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order or Guarantor Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company, the Guarantor or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company, the Guarantor or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Except as otherwise provided herein or pursuant hereto, any money deposited with the Trustee or any Paying Agent, or then held by the Company or the Guarantor, in trust for the payment of the principal of, any premium or interest on any Security and remaining unclaimed for two years after such principal or any such premium or interest shall have become due and payable shall be paid to the Company on Company Request (or if deposited by the Guarantor, paid to the Guarantor on Guarantor Request), or (if then held by the Company or the Guarantor) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company and the Guarantor for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the written request of and at the expense of the Company and the Guarantor cause to be published once, in an Authorized Newspaper in each Place of Payment or to be mailed to Holders of Securities, or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing nor shall it be later than two years after such principal and any premium or interest shall have become due and payable, any unclaimed balance of such money then remaining will be repaid to the Company or the Guarantor, as the case may be.

Section 10.4. Limitation on Liens. As long as any of the Securities remain outstanding, none of the Guarantor, the Company or any Material Subsidiary will, create or permit to subsist any mortgage, pledge, lien, charge or security interest upon, or with respect to, any present or future assets or revenues of the Guarantor, the Company or any Material Subsidiary, for the purpose of securing any (1) Relevant Indebtedness or (2) any guarantee of any Relevant Indebtedness unless in such case the Guarantor, the Company or any Material Subsidiary, as the case may be, shall simultaneously with, or prior to, the creation of such mortgage, pledge, lien, charge or security interest, take any and all action necessary to procure that all amounts payable by it in respect of the Securities are secured equally and ratably with the relevant indebtedness or guarantee secured by such mortgage, pledge, lien, charge or security interest.

Section 10.5. Corporate Existence.

Subject to Article 8, the Company and the Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect their respective corporate or other legal existences and that of each of their respective Subsidiaries and their respective rights (charter and statutory) and franchises; provided, however, that the foregoing shall not obligate the Company, the Guarantor or any of their respective Subsidiaries to preserve any such right or franchise if the Company, the Guarantor or any such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of its business or the business of such Subsidiary.

Section 10.6. Reserved.

Section 10.7. Company Statement as to Compliance; Notice of Certain Defaults.

(1) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement (which need not be contained in or accompanied by a Director’s Certificate) signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company, stating that

(a) a review of the activities of the Company during such year and of its performance under this Indenture has been made under his or her supervision, and

(b) to the best of his or her knowledge, based on such review, (a) the Company has complied with all the conditions and covenants imposed on it under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such condition or covenant, specifying each such default known to him or her and the nature and status thereof, and (b) no event has occurred and is continuing which is, or after notice or lapse of time or both would become, an Event of Default, or, if such an event has occurred and is continuing, specifying each such event known to him and the nature and status thereof.

(2) The Company shall deliver to the Trustee, within five days after the occurrence thereof, written notice of any Event of Default or any event which after notice or lapse of time or both would become an Event of Default pursuant to clause (3) of Section 5.1.

(3) The Trustee shall have no duty to monitor the Company’s compliance with the covenants contained in this Article 10 other than as specifically set forth in this Section 10.7.

Section 10.8. Guarantor Statement as to Compliance; Notice of Certain Defaults.

(1) The Guarantor shall deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement (which need not be contained in or accompanied by a Guarantor’s Director’s Certificate) signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Guarantor, stating that

(a) a review of the activities of the Guarantor during such year and of performance under this Indenture has been made under his or her supervision, and

(b) to the best of his or her knowledge, based on such review, (a) the Guarantor has complied with conditions and covenants imposed on it under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such condition or covenant, specifying each such default known to him or her and the nature and status thereof, and (b) no event has occurred and is continuing which constitutes, or which after notice or lapse of time or both would become, an Event of Default, or, if such an event has occurred and is continuing, specifying each such event known to him and the nature and status thereof.

(2) The Guarantor shall deliver to the Trustee, within five days after the occurrence thereof, written notice of any event which after notice or lapse of time or both would become an Event of Default pursuant to clause (3) of Section 5.1.

(3) The Trustee shall have no duty to monitor the Guarantor’s compliance with the covenants contained in this Article 10 other than as specifically set forth in this Section 10.8.

ARTICLE 11

REDEMPTION OF SECURITIES

Section 11.1. Redemption at the Option of the Company.

Subject to Section 10.13, the Company may, at any time after August 18, 2011 redeem the Securities at its option, in whole, but not in part, at a Redemption Price equal to the par price of the Securities’ aggregate principal amount plus accrued and unpaid interest on such Securities to, but excluding, the Redemption Date; if: (a) for each of twenty consecutive Trading Days ending five Trading Days prior to the date on which the relevant notice of redemption is given as provided above, the Sale Price of the Common Shares shall have been at least 120% of the Conversion Price deemed to be in effect on each of such Trading Days or (b) the outstanding aggregate principal amount of Securities represents 20% or less of the aggregate principal amount of Securities as of the Issue Date; provided, however, that installments of interest on Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Record Date according to their terms and the provisions of Section 3.7.

Section 11.2. Election To Redeem; Notice to Trustee.

(a) The election of the Company to redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company of any of the Securities, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date.

(b) If any Security (or portion thereof) surrendered for redemption shall not be so paid on the Redemption Date, the principal amount of such Security (or portion thereof, as the case may be) shall, until paid, bear interest to the extent permitted by applicable law from the Redemption Date at the rate of 1.50% per annum, and each Security shall remain convertible into Common Shares until the principal of such Security (or portion thereof, as the case may be) shall have been paid or duly provided for.

Section 11.3. Notice of Redemption.

Notice of redemption shall be given in the manner provided in Section 1.7, not less than 30 nor more than 60 days prior to the Redemption Date (a “Redemption Notice”), unless a shorter period is specified in the Securities to be redeemed, to the Holders of Securities to be redeemed. Failure to give notice by mailing in the manner herein provided to the Holder of any Securities designated for redemption, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Securities.

Any Redemption Notice that is mailed to the Holder of any Securities in the manner herein provided shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice.

Any Redemption Notice shall state the Securities being redeemed (including ISIN numbers) and the following:

(1) the Redemption Date;

(2) the Redemption Price;

(3) that, on the Redemption Date, the Redemption Price shall become due and payable upon each such Security to be redeemed, and, if applicable, that interest thereon shall cease to accrue on and after said date;

(4) the place or places where such Securities are to be surrendered for payment of the Redemption Price and any accrued interest pertaining thereto;

(5) the date or dates on which the right to convert the principal of the Securities to be redeemed will commence or terminate and the place or places where such Securities may be surrendered for conversion; and

(6) the ISIN number or the Euroclear or the Clearstream reference numbers of such Securities, if any (or any other numbers used by a Clearing Agency to identify such Securities).

A Redemption Notice published as contemplated by Section 1.6 need not identify particular Securities to be redeemed.

The Redemption Notice of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

Section 11.4. Deposit of Redemption Price.

On or prior to 10:00 A.M. New York City time, on the day that is one Business Day prior to any Redemption Date, the Company or the Guarantor shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent or the Guarantor is acting as Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money in Dollars sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) any accrued interest on all such Securities or portions thereof which are to be redeemed on that date.

Section 11.5. Securities Redeemed.

The Redemption Notice having been given as provided in Section 11.3, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company and the Guarantor shall default in the payment of the Redemption Price or accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said Redemption Notice, such Security shall be paid by the Company at the Redemption Price, including any accrued and unpaid interest to the Redemption Date; provided, however that, except as otherwise specified in or pursuant to this Indenture or the Securities, installments of interest on Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the Regular Record Dates therefor according to their terms and the provisions of Section 3.7.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium, until paid, shall bear interest from the Redemption Date at the rate prescribed therefor in the Security.

ARTICLE 12

REDEMPTION AT THE OPTION OF HOLDERS ON SELECTED DATES

Section 12.1. Right to Require Redemption on Certain Dates.

On each of August 18, 2011 August 18, 2014 and August 18, 2019 (each, a “Optional Redemption Date”) each Holder shall have the right, at the Holder’s option, but subject to the provisions of Section 12.2, to require the Company to redeem, and upon the exercise of such right the Company shall redeem, all of such Holder’s Securities not theretofore called for redemption, or any portion of the principal amount thereof that is equal to U.S.$5,000 or any greater integral multiple of U.S.$1,000, at a redemption price equal to the par price of the principal amount of the Securities to be redeemed plus accrued and unpaid interest up to, but excluding, the applicable Optional Redemption Date (the “Optional Redemption Price”); provided, however, that installments of interest on Securities whose Stated Maturity is on or prior to the applicable Optional Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Record Date according to their terms and the provisions of Section 3.7. Such right to require the redemption of the Securities shall not continue after a discharge of the Company from its obligations with respect to the Securities in accordance with Article Four, unless the applicable Optional Redemption Date shall have occurred prior to such discharge.

Section 12.2. Notices; Method of Exercising Redemption Right, Etc.

(a) To exercise a right to require redemption pursuant to Section 12.1, a Holder shall deliver to the Trustee not more than 45 nor less than 15 Business Days prior to the applicable Optional Redemption Date written notice of the Holder’s exercise of such right (an “Optional Redemption Notice”) which Optional Redemption Notice shall set forth the name of the Holder, the principal amount of the Securities to be and a statement that an election to exercise the right to require redemption pursuant to Section 12.1 is being made thereby. Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent or to the Office or Agency referred to in Section 10.2 the Optional Redemption Notice contemplated by this Section 12.2(a) shall have the right to withdraw such Optional Redemption Notice at any time prior to the close of business on the Optional Redemption Date by delivery of a written notice of withdrawal to the Paying Agent or to such Office or Agency in accordance with Section 12.2. The Paying Agent shall promptly notify the Company of the receipt by it of any Change of Control Purchase Notice or written withdrawal thereof.

(b) In the event a right to require redemption shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid or delivered to the Trustee for payment or delivery to the Holder on the Optional Redemption Date the Holder Optional Redemption Price in cash provided, that installments of interest that mature on or prior to the Optional Redemption Date shall be payable in cash to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Date.

(c) If any Security (or portion thereof) surrendered for redemption shall not be so paid on the Optional Redemption Date, the principal amount of such Security (or portion thereof, as the case may be) shall, until paid, bear interest to the extent permitted by applicable law from the Optional Redemption Date at the rate of 1.50% per annum, and each Security shall remain convertible into Common Shares until the principal of such Security (or portion thereof, as the case may be) shall have been paid or duly provided for.

(d) Any Security which is to be redeemed only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

(e) Responsibility for transfer taxes or duties imposed in connection with any conversion of Securities pursuant to Section 12.1 shall be in accordance with the provisions set forth in Section 17.4.

(f) All Securities delivered for redemption shall be delivered to the Trustee to be canceled at the direction of the Trustee, which shall dispose of the same as provided in Section 3.9.

Section 12.3. Deposit of Optional Redemption Price.

On or prior to 10:00 A.M. New York City time, on the day that is one Business Day prior to any Optional Redemption Date, the Company or the Guarantor shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent or the Guarantor is acting as Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money in Dollars sufficient to pay the Optional Redemption Price of, and (except if the Optional Redemption Date shall be an Interest Payment Date) any accrued interest on all such Securities or portions thereof which are to be redeemed on that date.

Section 12.4. Securities Redeemed.

The Redemption Notice having been given as provided in Section 12.2, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company and the Guarantor shall default in the payment of the Redemption Price or accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said Redemption Notice, such Security shall be paid by the Company at the Redemption Price, including any accrued and unpaid interest to the Redemption Date; provided, however that, except as otherwise specified in or pursuant to this Indenture or the Securities, installments of interest on Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the Regular Record Dates therefor according to their terms and the provisions of Section 3.7.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium, until paid, shall bear interest from the Redemption Date at the rate prescribed therefor in the Security.

ARTICLE 13

REDEMPTION AT THE OPTION OF HOLDERS UPON

CHANGE OF CONTROL

Section 13.1. Purchase of Securities at Option of the Holder upon Change of Control.

(a) If there shall have occurred a Change of Control of the Guarantor, at the option of the Holder thereof, and upon the exercise of such right, the Company shall redeem all of such Holder’s Securities not theretofore called for redemption, or any portion of the principal amount thereof that is equal to U.S.$5,000 or any greater integral multiple of U.S.$1,000, at a redemption price equal to the par price of the principal amount of the Securities to plus accrued and unpaid interest thereon to, but excluding, the Change of Control Purchase Date (the “Change of Control Purchase Price”) on a date that is not later than 45 days after the date of the Change of Control Notice (the “Change of Control Purchase Date”), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 13.1(c).

(b) Within 30 days after the occurrence of a Change of Control, the Company shall mail a written notice of such Change of Control (the “Change of Control Notice”) by first-class mail to the Trustee (and any Paying Agent if the Trustee is not then acting as Paying Agent) and to each Holder (and to beneficial owners if required by applicable law). The notice shall include a form of Change of Control Purchase Notice to be completed by the Holder and shall state:

(1)	briefly, the events causing a Change of Control and the date such Change of Control is deemed to have occurred for purposes of this Section 13.1;

(2)	the date by which the Change of Control Purchase Notice pursuant to this Section 13.1 must be given;

(3)	the Change of Control Purchase Date;

(4)	the Change of Control Purchase Price;

(5)	the name and address of the Paying Agent and the Conversion Agent and the Office or Agency referred to in Section 10.2;

(6)	the Conversion Ratio and any adjustments thereto;

(7)	that Securities as to which a Change of Control Purchase Notice has been given may be converted into Shares in accordance with Article 17 at any time prior to the close of business on the Change of Control Purchase Date only if the Change of Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(8)	that Securities must be surrendered to the Paying Agent or the Office or Agency referred to in Section 10.2 to collect payment;

(9)	that the Change of Control Purchase Price for any Security as to which a Change of Control Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Change of Control Purchase Date and the time of surrender of such Security as described in clause (8) of this Section 31.1;

(10)	the procedures the Holder must follow to exercise rights under this Section 13.1 and a brief description of those rights;

(11)	briefly, the conversion rights of the Securities; and

(12)	the procedures for withdrawing a Change of Control Purchase Notice.

If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Clearing Agencies applicable to the redemption of Global Securities.

(c) A Holder may exercise its rights specified in Section 13.1(a) upon delivery of a written notice of purchase (a “Change of Control Purchase Notice”), which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written format and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Clearing Agencies’ customary practice, to the Trustee on or before the 30th day after the date of the Change of Control Notice stating:

(1)	the certificate number of the Security which the Holder will deliver to be purchased;

(2)	the portion of the principal amount of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

(3)	that such Security shall be purchased on the Change of Control Purchase Date pursuant to the terms and conditions specified in this Article 13.

The delivery of such Security to any Paying Agent prior to, on or after the Change of Control Purchase Date (together with all necessary endorsements), at the offices of the Paying Agent or to the Office or Agency referred to in Section 10.2 shall be a condition to the receipt by the Holder of the Change of Control Purchase Price therefor; provided, however, that such Change of Control Purchase Price shall be so paid pursuant to this Section 13.1 only if the Security so delivered to the Paying Agent or such Office or Agency shall conform in all respects to the description thereof set forth in the related Change of Control Purchase Notice.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent or to the Office or Agency referred to in Section 10.2 the Change of Control Purchase Notice contemplated by this Section 13.1(c) shall have the right to withdraw such Change of Control Purchase Notice at any time prior to the close of business on the Change of Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent or to such Office or Agency in accordance with Section 13.2.

The Paying Agent shall promptly notify the Company of the receipt by it of any Change of Control Purchase Notice or written withdrawal thereof.

Section 13.2. Effect of Change of Control Purchase Notice.

Upon receipt by any Paying Agent of the Change of Control Purchase Notice specified in Section 13.1, the Holder of the Security in respect of which such Change of Control Purchase Notice was given shall (unless such Change of Control Purchase Notice is withdrawn) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Security. Such Change of Control Purchase Price shall be paid to such Holder, subject to receipt of funds and/or securities by the applicable Paying Agent, promptly following the later of (x) the Business Day following the Change of Control Purchase Date with respect to such Security (provided that the conditions in Section 13.1(c) have been satisfied) and (y) the time of delivery of such Security to a Paying Agent or to the Office or Agency referred to in Section 10.2 by the Holder thereof in the manner required by Section 13.1. Securities in respect of which a Change of Control Purchase Notice has been given by the Holder thereof may not be converted into Shares pursuant to Article 11 on or after the date of the delivery of such Change of Control Purchase Notice unless such Change of Control Purchase Notice has first been validly withdrawn.

A Change of Control Purchase Notice may be withdrawn by a Holder by means of a written notice (which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written format and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Common Depositary’s customary practice) of withdrawal delivered to the office of the Paying Agent or to the Office or Agency referred to in Section 10.2 in accordance with the Change of Control Purchase Notice at any time on or prior to the Change of Control Purchase Date, specifying:

(1)	the name of the Holder;

(2)	the certificate number of the Security or portion thereof in respect of which such notice of withdrawal is being submitted;

(3)	the principal amount of the Security or portion thereof with respect to which such notice of withdrawal is being submitted; and

(4)	the principal amount, if any, of such Security which remains subject to the original Change of Control Purchase Notice and which has been or will be delivered for purchase by the Company.

Section 13.3. Deposit of Change of Control Purchase Price.

Prior to 10:00 a.m. (local time in The City of New York), on the day that is one Business Day prior to the Change of Control Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent (other than the Company or the Guarantor or a Subsidiary or an Affiliate of either of them) is an amount of cash in immediately available funds sufficient to pay the aggregate Change of Control Purchase Price of all the Securities or portions thereof which are to be purchased as of the Change of Control Purchase Date. The manner in which the deposit required by this Section 13.3 is made by the Company shall be at the option of the Company; provided, however, that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have Dollars in immediately available funds prior to 11:00 a.m. (local time in The City of New York) on the Business Day prior to the Change of Control Purchase Date.

Section 13.4. Securities Purchased in Part.

Any Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent or the Office or Agency referred to in Section 10.2 (with, if the Company or the Trustee so requires, due endorsement, or a written instrument of transfer in form satisfactory to the Company and the Trustee executed by the Holder or such Holder’s attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, having endorsed thereon a Guarantee or Guarantees duly executed by the Guarantor, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not purchased.

Section 13.5. Compliance with Securities Laws upon Purchase of Securities.

In connection with any offer to purchase or purchase of Securities under Section 13.1, the Company shall (a) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act (or any successor to either such Rule), if applicable, (b) file the related Schedule T-O (or any successor schedule, form or report) under the Exchange Act, if applicable, and (c) otherwise comply with all Federal and state securities laws upon purchase of the Securities (including positions of the SEC, under applicable no-action letters) so as to permit the rights and obligations under Sections 13.1 through 13.4 to be exercised in the time and in the manner specified therein.

Section 13.6. Repayment to the Company.

To the extent that the aggregate amount of cash deposited by the Company or pursuant to Section 13.3 exceeds the aggregate Change of Control Purchase Price of the Securities or portions thereof to be purchased, then promptly after the Business Day following the Change of Control Purchase Date, as the case may be, the Trustee shall return any such excess to the Company, together with interest, if any, thereon.

ARTICLE 14

RESERVED

ARTICLE 15

MEETINGS OF HOLDERS OF SECURITIES

Section 15.1. Purposes for Which Meetings May Be Called.

A meeting of Holders of Securities may be called at any time and from time to time pursuant to this Article 15 to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other Act provided by this Indenture to be made, given or taken by Holders of Securities.

Section 15.2. Call, Notice and Place of Meetings.

(1) The Trustee may at any time call a meeting of Holders of Securities for any purpose specified in Section 15.1, to be held at such time and at such place in the Borough of Manhattan, The City of New York. Notice of every meeting of Holders of Securities, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.7, not less than 21days prior to the date fixed for the meeting.

(2) In case at any time the Company (by or pursuant to a Board Resolution), the Guarantor (by or pursuant to a Guarantor’s Board Resolution) or the Holders of at least 25% in principal amount of the Outstanding Securities shall have requested the Trustee to call a meeting of the Holders of Securities for any purpose specified in Section 15.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of or made the first publication of the notice of such meeting within 21 days after receipt of such request (whichever shall be required pursuant to Section 1.7) or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company, the Guarantor or the Holders of Securities in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York.

Section 15.3. Persons Entitled To Vote at Meetings.

To be entitled to vote at any meeting of Holders of Securities, a Person shall be (1) a Holder of one or more Outstanding Securities, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel, any representatives of the Guarantor and its counsel and any representatives of the Company and its counsel.

Section 15.4. Quorum; Action.

The Persons entitled to vote a majority in principal amount of the Outstanding Securities shall constitute a quorum for any meeting of Holders of Securities; provided, however, that, if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Securities, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Securities shall constitute a quorum. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any reconvened meeting, such reconvened meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such reconvened meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 15.2(1), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities which shall constitute a quorum.

Except as limited by Section 9.2, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Required Holders; provided, however, that, except as limited by Section 9.2, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other Act which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities.

Any resolution passed or decision taken at any meeting of Holders of Securities duly held in accordance with this Section shall be binding on all the Holders of Securities, whether or not such Holders were present or represented at the meeting.

Notwithstanding the foregoing provisions of this Section 15.4, if any action is to be taken at a meeting of Holders of Securities with respect to any request, demand, authorization, direction, notice, consent, waiver or other Act, which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Securities affected thereby:

(i) there shall be no minimum quorum requirement for such meeting; and

(ii) the principal amount of the Outstanding Securities that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other Act shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other Act has been made, given or taken under this Indenture.

Section 15.5. Determination of Voting Rights; Conduct and Adjournment of Meetings.

(1) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities in regard to proof of the holding of Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.5 or other proof.

(2) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 15.2(2), in which case the Company, the Guarantor or the Holders of Securities calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities represented at the meeting.

(3) At any meeting, each Holder of a Security or proxy shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security or proxy.

(4) Any meeting of Holders of Securities duly called pursuant to Section 15.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities represented at the meeting; and the meeting may be held as so adjourned without further notice.

Section 15.6. Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders of Securities shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders of Securities shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 15.2 and, if applicable, Section 15.4. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and the Guarantor, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE 16

GUARANTEE AND INDEMNITY

Section 16.1. The Guarantee.

The Guarantor hereby fully and unconditionally guarantees to the Trustee and to each Holder of a Security authenticated and delivered by the Trustee (1) the due and punctual payment of the principal of, any premium and interest on such Security, when and as the same shall become due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, in accordance with the terms of such Security and of this Indenture and (2) all other obligations of the Company hereunder, including the obligation to deliver Common Shares upon a conversion pursuant to Section 17. In case of the failure of the Company punctually to pay any such principal, premium or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by the Company. In the case of the failure of the Company to deliver Common Shares pursuant to Section 17, the Guarantor is obligated to pay the principal amount of the Securities to be converted to the Holder requesting conversion, however, such Holder shall be deemed by having made demand upon the Guarantor in such circumstances to have irrevocably agreed to use the amount payable by the Guarantor to subscribe for the number of Common Shares that the Company would have delivered upon Conversion pursuant to Section 17, and the Guarantor will deliver such Common Shares. The Guarantee to be endorsed on the Securities shall be substantially in the form of Exhibit B, which is part of this Indenture.

Section 16.2. Guarantee Unconditional, etc.

The Guarantor hereby agrees that its obligations hereunder shall be as principal and not merely as surety, and shall be absolute, irrevocable and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any Security or this Indenture, any failure to enforce the provisions of any Security or this Indenture, or any waiver, modification, consent or indulgence granted with respect thereto by the Holder of such Security or the Trustee, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any such Security or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of, any premium and interest on the Securities and the complete performance of all other obligations contained in the Securities. The Guarantor further agrees, to the fullest extent that it lawfully may do so, that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, the Maturity of the obligations guaranteed hereby may be accelerated as provided in Section 5.2 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or prohibition extant under any bankruptcy, insolvency, reorganization or other similar law of any jurisdiction preventing such acceleration in respect of the obligations guaranteed hereby.

Section 16.3. Reinstatement.

This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time, payment on any Security, in whole or in part, is rescinded or must otherwise be restored to the Company or the Guarantor upon the bankruptcy, liquidation or reorganization of the Company or otherwise.

Section 16.4. Subrogation.

The Guarantor shall be subrogated to all rights of the Holder of any Security against the Company in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation at any time that an Event of Default with respect the payment of principal and of, any premium and interest on any Securities has occurred and is continuing.

Section 16.5. Indemnity.

As a separate and alternative stipulation, the Guarantor unconditionally and irrevocably agrees that any sum expressed to be payable by the Company under this Indenture or the Securities that is guaranteed by the Guarantor, but which is for any reason (whether or not now known or becoming known to the Company, the Guarantor, the Trustee or any Holder of any Security), not recoverable from the Guarantor on the basis of such a guarantee will nevertheless be recoverable from it as if it were the sole principal debtor and will be paid by it to the Trustee on demand. This indemnity constitutes a separate and independent obligation from the other obligations in this Indenture, gives rise to a separate and independent cause of action and will apply irrespective of any indulgence granted by the Trustee or any Holder of any Security.

ARTICLE 17

CONVERSION

Section 17.1. Conversion Right.

Subject to the terms and conditions set forth herein and in the Securities, a Holder of a Security may convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into Common Shares at any time on or after the opening of business on the 40th day after the Issue Date and on or prior to the close of business on August 8, 2024, at the Conversion Ratio then in effect; provided, however, that if such Security is (i) called for redemption pursuant to Article 11, such conversion right shall terminate at the close of business on the fifth Business Day immediately preceding the Redemption Date for such Security or such earlier date as the Holder presents such Security for redemption (unless the Company and the Guarantor shall default in making the redemption payment when due) or (ii) submitted or presented for redemption to Article 12 or Article 13, such conversion right shall terminate at the close of business on the Optional Redemption Date or Change of Control Purchase Date, as applicable, for such Security or such earlier date as the Holder presents such Security for redemption or for redemption (unless the Guarantor shall default in making the Optional Redemption Price or Change of Control Purchase Price payment when due, in which case the conversion right shall terminate at the close of business on the date such Event of Default is cured and such Security is redeemed). The initial Conversion Ratio (the “Conversion Ratio”) is set forth in Section 8 of the Securities and is subject to adjustment as provided in this Article 17.

A Holder may convert a portion of a Security if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

A Security in respect of which a Holder has delivered an Optional Redemption Notice pursuant to Section 12.2 or a Change of Control Purchase Notice pursuant to Section 13.1(c) exercising the option of such Holder to require the Company to purchase such Security may be converted only if such Optional Redemption Notice or Change of Control Purchase Notice, as applicable, is withdrawn by a written notice of withdrawal delivered to a Paying Agent or to the Office or Agency referred to in Section 10.2 prior to the close of business on the Business Day immediately preceding the Optional Redemption Date or Change of Control Purchase Date in accordance with Section 12.1 and 13.2, respectively.

A Holder of Securities is not entitled to any rights of a holder of Shares until such Holder has converted its Securities into Common Shares, and only to the extent such Common Shares are issued to the Holder pursuant to this Article 17.

Section 17.2. Conversion Procedure.

To convert a Security, a Holder must (i) complete and manually sign the conversion notice on the back of the Security and deliver such notice to a Conversion Agent, (ii) surrender the Security to a Conversion Agent and (iii) pay any tax required pursuant to Section 17.4. The date on which the Holder satisfies all those requirements is the conversion date (the “Conversion Date”). The Company shall deliver to the Holder as soon as practicable, but in any event within 14 days of the Conversion Date, a certificate for the number of whole Common Shares issuable upon the conversion, payment for accrued interest on such Security, to the extent required by this Section 17.2, and, if applicable, cash in lieu of any fractional shares pursuant to Section 17.3. Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such Securities may be surrendered for conversion in accordance with the Applicable Procedures as in effect from time to time.

The person in whose name the share certificate is registered shall be treated as a shareholder of record on and after the date on which the shares are issued; provided, however, that no surrender of a Security on any date when the share transfer books of the Guarantor shall be closed shall be effective to constitute the Person or Persons entitled to receive the Common Shares upon such conversion as the record holder or holders of such Common Shares on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such Common Shares as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided, further, that such conversion shall be at the Conversion Ratio in effect on the Conversion Date, as if the share transfer books of the Guarantor had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security. No payment or adjustment will be made for dividends on any shares except as provided in this Article 17.

Securities so surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date (excluding Securities or portions thereof called for redemption or presented for purchase on an Optional Redemption Date, Redemption Date or Change of Control Purchase Date, as the case may be, during the period beginning at the close of business on a Regular Record Date and ending at the opening of business on the first Business Day after the next succeeding Interest Payment Date, or if such interest payment date is not a Business Day, the second such Business Day) shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of such Security then being converted, and such interest shall be payable to such registered Holder notwithstanding the conversion of such Security. Such payment will be delivered directly to the Company. Except as otherwise provided in this Section 17.2, no payment or adjustment will be made for accrued interest on a converted Security. If the Company defaults in the payment of interest payable on such Interest Payment Date, the Company shall promptly repay such funds to such Holder.

Nothing in this Section shall affect the right of a Holder in whose name any Security is registered at the close of business on a Regular Record Date to receive the interest payable on such Security on the related Interest Payment Date in accordance with the terms of this Indenture and the Securities. If a Holder converts more than one Security at the same time, the number of Common Shares issuable upon the conversion shall be based on the aggregate principal amount of Securities converted.

Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security equal in principal amount to the unconverted portion of the Security surrendered.

Section 17.3. Fractional Shares.

The Guarantor will not issue fractional Shares upon conversion of a Security, and, in lieu of such fractional Shares, the Company (or if the Company defaults on such cash adjustment payment, the Guarantor) Guarantor will pay a cash adjustment in Dollars equal to the market value of such fractional Shares. The market value of a fractional Share shall be determined to the nearest 1/100th of a share by multiplying the Current Market Price, on the last Trading Day immediately preceding the Conversion Date, of a full Share by the fractional amount and rounding the product to the nearest whole cent.

Section 17.4. Taxes and Fees upon Conversion.

If a Holder converts a Security, the Company shall pay any Dutch or Luxembourg transfer taxes, duties or other similar issue on the issue of Shares upon such conversion. However, the Company shall not pay any such tax which is due because the Holder requests the Shares to be issued in a name other than the Holder’s name. The Company may refuse to deliver the certificates representing the Shares being issued in a name other than the Holder’s name until the Company receives a sum sufficient to pay any tax which will be due because the Shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.

Upon a conversion, after receipt of Common Shares, in the event that a Holder should prefer to receive shares settled and cleared through Clearstream rather than Common Shares, the Company will pay any fees or charges associated with the conversion of such Common Shares into shares settled and cleared through Clearstream.

Section 17.5. Guarantor To Provide Stock.

The Guarantor shall, prior to the issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Shares, or otherwise procure or make available, a sufficient number of Common Shares to permit the conversion of all the Securities into Shares. Such Common Shares shall be free from preemptive rights and there shall be no restrictions on the ability of the Board of Directors of the Guarantor to issue such Common Shares.

Upon conversion the Company will (i) exercise its right to subscribe for the Guarantor’s Common Shares, acting for the account of the Holders of Securities and (ii) be irrevocably authorized to subscribe for the Common shares on behalf of the Holders of Securities and to take all necessary action to secure that the legal formalities be observed to deliver the Common Share as required under Dutch corporate law.

All Shares delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued and fully paid and nonassessable and shall be free from preemptive rights and free and clear of any lien or adverse claim created or incurred by the Guarantor, the Company or any of their respective Affiliates.

The Guarantor will endeavor promptly to comply with all Federal and state securities laws regulating the offer and delivery of Shares upon conversion of Securities, if any, and will list or cause to have quoted such Shares on each securities exchange or in the over-the-counter market or such other market on which the Common Shares are then listed or quoted.

Section 17.6. Adjustment due to Subdivision, Combination or Reclassification of Common Shares; Free Dividends of Shares

If, after the Issue Date, the Guarantor (a) causes a subdivision, combination or reclassification of Common Shares (except pursuant to a Merger Event) or (b) makes a free distribution or dividend of shares to all or substantially all existing holders of Common Shares, the conversion price will be adjusted as of the date on which such event occurred or the Ex-Dividend Date of such free distribution or dividend, as applicable, by multiplying the conversion price then in effect by the following:

    X

Y

where:

X = the number of Common Shares outstanding immediately prior to the occurrence of such event

Y = the number of Common Shares outstanding immediately after the occurrence of such event.

Section 17.7. Adjustment Due to the Grant of Additional Shares.

If after the Issue Date, the Guarantor (a) pays a Cash Dividend, including the delivery of Common Shares in lieu of payment of a Cash Dividend, in Common Shares, (b) grants a right, warrant or other security to all or substantially all existing holders of Common Shares giving them the right to subscribe for or purchase, for a period expiring within 45 days after the date of the grant, additional Common Shares at a Sale Price that is less than 95% of the arithmetic mean of the daily Closing Prices of Common Shares during the five Conversion Business Day period immediately preceding the date of determination of the exercise price of such securities, (c) grants a right, warrant or other security to all or substantially all existing holders of Common Shares giving them the right to subscribe for or purchase, for a period expiring within 45 days after the date of the grant, securities that are convertible, exchangeable or otherwise exercisable into Common Shares for not more than 45 days after the date of issuance at a Sale Price that is less than 95% of the arithmetic mean of the daily closing prices of our Common Shares during the five Conversion Business day period immediately preceding the pricing of such right, (d) makes a free distribution or dividend of securities that are convertible, exchangeable or otherwise exercisable into Common Shares to existing holders of Common Shares, or (e) makes a free distribution or dividend of, or grant a right, warrant or other security giving the right to subscribe purchase at less than Fair Market Value, any other property (not covered by another section hereof) to all or substantially all existing holders of Common Shares, the Conversion Price will be adjusted as of the Ex-Dividend date, by multiplying the conversion price then in effect by the following:

    P-d

P

where:

P = the arithmetic mean of the daily Closing Prices of Common Shares during the eight Conversion Business Day period ending on the Conversion Business Day immediately preceding the first day on which Common Shares are traded on the relevant Ex-Dividend Date.

d = the Fair Market Value per Common Share of the Cash Dividend, distribution, rights, warrants or securities or other property the subject of the relevant grant, as the case may be.

Section 17.8. Adjustment due to Certain Common Share Sales; Issuance of Convertible Debt.

If after the Issue Date, the Guarantor (a) sells Common Shares for a Sale Price that is less than 90% of the arithmetic mean of the daily Closing Prices of Common Shares during the three Conversion Business Day period immediately preceding the pricing of such shares or (b) issues and sells securities that are convertible, exchangeable or otherwise exercisable into Common Shares and the Sale Price per equity-linked security together with any other consideration received or receivable (in each case expressed on a per Common Share basis), in respect of such equity-linked security is less than 90% of the arithmetic mean of the daily Closing Prices of Common Shares during the three Conversion Business Day period immediately preceding the pricing of such newly issued equity-linked securities, the Conversion Price will be adjusted immediately following such pricing by multiplying the conversion price then in effect by the following:

X + (Z x c/P)

X + Z

where:

X = the number of Common Shares outstanding immediately prior to the occurrence of such event.

P = the arithmetic mean of the daily Closing Prices of the Common Shares during the five Conversion Business Day period immediately preceding the pricing of the securities to be sold.

Z = the number of (i) Common Shares to be sold or (ii) Common Shares into which such other securities to be sold or issued are convertible, exchangeable or otherwise exercisable.

c = (i) the Sale Price per security of the Common Shares to be sold or (ii) the Sale Price of the securities to be sold or issued that are convertible, exchangeable or otherwise exercisable into the Common Shares, together with any other consideration received or receivable in respect of such securities (in each case, expressed on a per Common Share basis).

Section 17.9. Adjustment due to Spin-Off Event.

If after the Issue Date the Guarantor:

(1) distributes, or causes to be distributed, to all or substantially all existing holders of Common Shares (a “spin-off event”) equity securities of an issuer other than the Company (the “spin-off securities”), and the spin-off securities are publicly traded on a recognized exchange, then one of the following adjustments will be made, as selected by the Calculation Agent (in consultation with two investment banks of international repute selected by the Guarantor), effective as of the Ex-Dividend date of any spin-off event:

(a) the Common Shares shall thereafter comprise the securities comprising the Common Shares immediately prior to such adjustment together with the spin-off securities in the same amount as the Holder would have been entitled to receive had the Securities been converted into Common Shares immediately prior to the record date of such spin-off event. In such case, each Security will thereafter be convertible into Common Shares and the relevant spin-off securities (in the amount determined as provided in Section 17.6(a), subject to adjustment thereby) and for such purposes the initial Conversion Price in respect of such spin-off securities upon the relevant spin-off event shall be calculated by dividing the principal amount of each Security by the number of spin-off securities the Holder of such Security would have been entitled to receive had the Securities been converted into Shares immediately prior to the record date of such spin-off event; or

(b) within five Business Days after the Ex-Dividend date of the spin-off event, the Company will deliver the spin-off securities to each Holder in the same amount as the Holder would have been entitled to receive had the Securities been converted into Conversion Securities immediately prior to the record date of such spin-off event or the effective date of such reclassification; or

(c) within five Business Days after the Ex-Dividend date of the spin-off event, the Company will pay each holder an amount equal to the number of such spin-off securities as such Holder would have been entitled to receive had the Securities been converted into Shares immediately prior to the record date of such spin-off event multiplied by the Fair Market Value of the spin-off securities on a per share basis.

No adjustment shall be made to the Conversion Price in respect of Shares as result of a spin-off event as described in this Section 17.9(1) and in the case of Section 17.9(1)(b) or 17.9(1)(c), the Securities will continue to be convertible into Common Shares.

(2) distributes spin-off securities in a spin-off event where the spin-off securities are not publicly traded on a recognized exchange, then the Conversion Price will be adjusted by multiplying the Conversion Price then in effect by the fraction expressed in Section 17.7.

(3) subdivides its Common Shares (a “reclassification”) into two or more separately quoted classes of equity securities (such new class(es) of equity securities, the “reclassified securities”), and the reclassified securities are publicly traded on a recognized exchange, then the Securities will thereafter be convertible into each class of the reclassified securities (in each case in the amount determined as provided in Section 17.6(a)) subject to adjustment thereby) and for such purposes the initial Conversion Price in respect of each class of reclassified securities upon the reclassification shall be calculated by dividing the principal amount of each Security by the number of such reclassified securities as the Holder of such Securities would have been entitled to receive had the Securities been converted into Shares immediately prior to the effective date of such reclassification.

In the event that a reclassification occurs and the reclassified securities are not publicly traded on a recognized exchange, the provisions of Section 17.7(e) shall apply.

Section 17.10. Reclassification due to Tender Offers or Exchange

If after Issue Date the Guarantor or any of the Guarantor’s subsidiaries commences a tender or exchange offer for the Guarantor’s Common Shares and the Fair Market Value (as determined by the Calculation Agent in good faith after consultation with two investment banks of international repute selected by the Guarantor) of the cash and other consideration offered per Conversion Security exceeds the value of “P” in the formula noted below in this Section 17.10, the Conversion Price will be adjusted retroactively with effect from the open of business on the Conversion Business Day immediately following the Expiration Time by multiplying the Conversion Price then in effect by the fraction (which shall not be greater than one) by:

      N1 x P

A+(N2 x P)

where:

N1 = the number of Common Shares outstanding at the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended), inclusive of all Common Shares validly tendered or exchanged and not withdrawn as of the expiration time (the “Purchased Shares”).

N2 = the number of Common Shares outstanding at the expiration time, exclusive of any purchased shares.

P = the arithmetic mean of the daily Closing Prices of Common Shares during the five Conversion Business Day period immediately following the expiration time.

A = the Fair Market Value of the aggregate consideration payable to holders of Common Shares based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of the purchased shares.

Section 17.11. Conversion due to a Merger Event.

If, in respect of a Merger Event, the consideration for Common Shares consists (or, at the option of a holder of the Common Shares, may consist) of (i) equity securities (whether securities of the Guarantor or those of a third party) which are publicly traded on a recognized exchange (“new securities”), (ii) cash, securities (other than new securities) or other property (whether property of the Guarantor or of a third party) (“other consideration”) or (iii) a combination of new securities and other consideration, then on or after the Merger Date each Security shall be convertible into the sum of (x) the number of new securities to which a Holder of the number of Common Shares would have been entitled had such Security been converted immediately prior to the Merger Event upon consummation of the Merger Event and (y) the number of additional new Securities that may be purchased, as determined by the Guarantor, for the amount or value of other consideration to which a holder of the number of Common Shares would have been entitled had such Security been converted immediately prior to the Merger Event upon consummation of the Merger Event. If, in respect of a Merger Event, consideration for Common Shares consists of cash or other consideration only, but the surviving or acquiring entity has equity securities which are publicly traded on a recognized exchange, the Securities will be convertible into the number of such securities that may be purchased, as determined by the Guarantor, for the amount or value of amount of other consideration to which a holder of the number of Common Shares would have been entitled had such Securities been converted immediately prior to the Merger Event upon consummation of the Merger Event. In all other cases, the holder shall be entitled to the consideration to which a holder of the number of Common Shares would have been entitled had such Securities been converted immediately prior to the Merger Event upon consummation of the Merger Event.

Section 17.12. Reclassifications due to Change of Control

If (i) an offer is made by a person to all (or nearly all) holders of the Guarantor’s Common Shares to acquire the whole or any part of the outstanding Common Shares, irrespective of whether the consideration offered in exchange for such Common Shares is in cash or in shares or other kind of property or a combination thereof, (ii) all conditions to the offer have been satisfied or waived and (iii) the offer results in a Change of Control, the conversion price in respect of any Securities in respect of which conversion rights are exercised will be as set out below, in each case adjusted, if applicable, as described in the other provisions of this section, provided that the notification date falls not later than 60 days following the giving of the Change of Control Notice by the Guarantor to the holders of the Securities.

Offer Date	Conversion Price
From August 18, 2004 to August 17, 2005	9.03
From August 18, 2005 to August 17, 2006	9.55
From August 18, 2006 to August 17, 2007	10.06
From August 18, 2007 to August 17, 2008	10.58
From August 18, 2008 to August 17, 2009	11.10
From August 18, 2009 to August 17, 2010	11.61
From August 18, 2010 to August 17, 2011	12.13
From August 18, 2011 to August 18, 2024	12.64

Section 17.13. Adjustment at the Option of the Guarantor.

No adjustment to the conversion price will be required other than those specified in this Section 17. However, if the Guarantor determines in good faith that an adjustment should be made to the Conversion Price as a result of one or more events or circumstances not referred to in this Section 17 (even if the relevant event or circumstances are specifically excluded from the operation of any or all of the provisions of this Section 17), the Guarantor may request the Calculation Agent, acting in conjunction with two investment banks of international repute as previously approved in writing by the Trustee, that the Guarantor has selected, to determine as soon as practicable what adjustment (if any) to the Conversion Price is fair and reasonable to take account of such events or circumstances and the date on which such adjustment should take effect. Upon such determination, such adjustment (if any) shall be made and shall take effect in accordance with such determination.

Section 17.14. De Minimis Exception to Conversion Price.

No adjustment to the Conversion Price will be made if the adjustment would result in a change in the Conversion Price of less than 1%; provided, that any adjustment that would otherwise be required to be made and any amount by which the Conversion Price has been rounded down will be carried forward and taken into account in any subsequent adjustment.

Section 17.15. Market Disruption Event

If a Market Disruption Event occurs on any Conversion Business Day, the Closing Price of the Conversion Securities for such day will be deemed to have been the Closing Price on the first succeeding

Valid Date. If, with respect to such Conversion Business Day, the first succeeding valid date has not occurred as of the tenth Conversion Business Day immediately following such Conversion Business Day, then the Guarantor will make a good faith estimate of the Closing Price of the Conversion Securities that would have prevailed on such Conversion Business Day but for such market disruption event and such estimate shall be deemed to be the Closing Price of the Conversion Securities for such Conversion Business Day.

Section 17.16. When Adjustment May Be Deferred.

No adjustment in the Conversion Ratio shall be required unless the adjustment would require an increase or decrease of at least 1% (e.g., if the Conversion Ratio is 4, an increase or decrease of .04 (1% of 4)) in the Conversion Ratio. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

All calculations under this Article 17 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be, with one-half of a cent and 5/1,000ths of a share being rounded upwards.

Section 17.17. When No Adjustment Required.

No adjustment need be made for rights to purchase Common Shares pursuant to a Company or Guarantor plan for reinvestment of dividends or interest.

No adjustment need be made for a change in the par value or no par value of the Common Shares.

To the extent the Securities become convertible into cash pursuant to the terms of this Article 17, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

Section 17.18. Notice of Adjustment.

Whenever the Conversion Ratio is adjusted, the Guarantor shall promptly mail to the Holders a notice of the adjustment. The Guarantor shall file with the Trustee such notice and a Director’s Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Unless and until the Trustee shall receive a Director’s Certificate setting forth an adjustment of the Conversion Ratio, the Trustee may assume without inquiry that the Conversion Ratio has not been adjusted and that the last Conversion Ratio of which it has knowledge remains in effect. The certificate shall be conclusive evidence that the adjustment is correct. The Trustee shall not be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

Section 17.19. Notice of Certain Transactions.

If:

(a) the Guarantor takes any action that would require an adjustment in the Conversion Ratio pursuant to this Article 17; or

(b) the Guarantor takes any action that would require a supplemental indenture pursuant to Section 17.20; or

(c) there is a liquidation or dissolution of the Guarantor,

then the Guarantor shall mail to Holders and file with the Trustee a notice stating the proposed record date for a dividend or distribution of the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, sale, conveyance, liquidation or dissolution. The Guarantor shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction referred to in clause (a), (b) or (c) of this Section 17.19.

Section 17.20. Guarantor Determination Final.. Any determination that the Board of Directors of the Company or the Board of Directors of the Guarantor must make pursuant to this Article 17 is conclusive.

Section 17.21. Trustee’s Adjustment Disclaimer.

The Trustee shall have no duty to determine when an adjustment under this Article 17 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, a Director’s Certificate including the Director’s Certificate with respect thereto which the Guarantor is obligated to file with the Trustee pursuant to Section 17.18. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Guarantor’s failure to comply with any provisions of this Article 17.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 17.20, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Director’s Certificate with respect thereto which the Guarantor is obligated to file with the Trustee pursuant to Section 17.18.

Section 17.22. Simultaneous Adjustments.

If this Article 17 requires adjustments to the Conversion Ratio under more than one of its Sections, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made in the order selected by the Company.

Section 17.23. Successive Adjustments.

After an adjustment to the Conversion Ratio under this Article 17, any subsequent event requiring an adjustment under this Article 17 shall cause an adjustment to the Conversion Ratio as so adjusted.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

QIAGEN Finance (Luxembourg) S.A.

By:	/s/ Peer M. Schatz
Name:	Peer M. Schatz
Title:	Chief Executive Officer and Director

QIAGEN N.V.

By:	/s/ Peer M. Schatz
Name:	Peer M. Schatz
Title:	Managing Director

Deutsche Trustee Company Limited,
as Trustee

By:	/s/ K. Turner
Name:	K. Turner
Title:	Associate Director

By:	/s/ Angeline Garvey
Name:	Angeline Garvey
Title:	Associate Director

Deutsche Bank AG,
as Principal Paying, Conversion and Transfer Agent

By:	/s/ K. Turner
Name:	K. Turner
Title:	Associate Director

By:	/s/ Angeline Garvey
Name:	Angeline Garvey
Title:	Associate Director

Deutsche Bank Luxembourg S.A., as Security Registrar and Luxembourg Paying, Conversion and Transfer Agent

By:	/s/ K. Turner
Name:	K. Turner
Title:	Associate Director

By:	/s/ Angeline Garvey
Name:	Angeline Garvey
Title:	Associate Director